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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

AFFILIATED MANAGERS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AFFILIATED MANAGERS GROUP, INC.
600 Hale Street
Prides Crossing, Massachusetts 01965

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2013

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Affiliated Managers Group, Inc. (the "Company") will be held on Tuesday, June 11, 2013, at 10:00 a.m. Eastern time, at the Company's offices, 600 Hale Street, Prides Crossing, Massachusetts 01965, for the following purposes:

  1.
  To elect nine directors of the Company to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

  2.
  To approve the 2013 Incentive Stock Award Plan.

  3.
  To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers.

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year.

  5.
  To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        This year, we have again saved significant mailing and printing costs by providing proxy materials to you over the Internet pursuant to Securities and Exchange Commission rules. On or about May 1, 2013, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this Proxy Statement and our 2012 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet or by telephone and how to request a paper copy of the proxy materials, if you so desire. Whether you receive the Notice or paper copies of our proxy materials, the Proxy Statement and 2012 Annual Report on Form 10-K are available to you at www.proxyvote.com.

        The Company's Board of Directors has fixed the close of business on April 19, 2013 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Your vote is very important. Please carefully review the Proxy Statement and submit your proxy by the Internet, telephone or mail whether or not you plan to attend the Annual Meeting. If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors.

John Kingston, III Secretary

Prides Crossing, Massachusetts
April 30, 2013

AFFILIATED MANAGERS GROUP, INC.
600 Hale Street
Prides Crossing, Massachusetts 01965

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 11, 2013

April 30, 2013

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group, Inc. ("AMG", the "Company", "we" or "us") for use at our 2013 Annual Meeting of Stockholders to be held on Tuesday, June 11, 2013 at 10:00 a.m. Eastern time, at our principal executive offices, 600 Hale Street, Prides Crossing, Massachusetts 01965, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to elect nine directors, approve the 2013 Incentive Stock Award Plan, approve, by a non-binding advisory vote, the compensation of the Company's named executive officers (as defined in the Executive Compensation section), ratify the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm for the current fiscal year, and consider and act upon any other matters properly brought before them.

        Important Notice Regarding the Internet Availability of Proxy Materials.    This year, we have again saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission ("SEC") rules. On or about May 1, 2013, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this Proxy Statement and our 2012 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet or by telephone and how to request a paper copy of the proxy materials, if you so desire. Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement and 2012 Annual Report on Form 10-K are available to you at www.proxyvote.com.

        Stockholders of record of the Company's common stock at the close of business on the record date of April 19, 2013 will be entitled to notice of the Annual Meeting and to one vote per share on each matter presented at the Annual Meeting. As of the record date, there were 52,737,737 shares of common stock outstanding and entitled to vote at the Annual Meeting.

        The presence, in person or by proxy, of holders of at least a majority of the total number of shares of common stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum but will not be considered as votes cast on any matter.

        A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients' proxies only on routine matters.

        At this year's Annual Meeting, the election of directors (Proposal 1), the approval of the 2013 Incentive Stock Award Plan (Proposal 2), and the advisory vote on executive compensation (Proposal 3) are non-routine matters, and only the ratification of our auditors (Proposal 4) is a routine matter. It is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

        Stockholders are requested to submit a proxy by Internet or telephone, or by returning a completed, signed, and dated proxy card or voting instruction form. If you vote by Internet or telephone, you should not return a proxy card or voting instruction form. Shares represented by a properly submitted proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the proxy. If a properly executed proxy or voting instruction form is submitted without any instructions indicated, the proxy will be voted FOR the election of each of the nominees for director, FOR the approval of the 2013 Incentive Stock Award Plan, FOR the approval of the advisory vote on executive compensation, and FOR ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.

        A stockholder of record may revoke a proxy at any time before it has been voted by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by submitting a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. A stockholder of record who voted by Internet or by telephone may also change his or her vote with a timely and valid later Internet or telephone vote, as the case may be. Any stockholder of record as of the record date may attend the Annual Meeting whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank or other intermediary.

        A stockholder may vote in person at the Annual Meeting upon presenting picture identification and any one of the following: an account statement, the Notice or a proxy card. If you hold your shares in street name, you will need to obtain a proxy from your bank or broker in order to vote in person, and you must bring a brokerage statement or letter from your broker, bank or other intermediary reflecting stock ownership. The address of the Company is set forth above for stockholders who plan to vote in person at the Annual Meeting.

 PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Our Board of Directors currently consists of nine members. At the Annual Meeting, nine directors will be elected to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors and the Nominating and Governance Committee have nominated Messrs. Samuel T. Byrne, Dwight D. Churchill, Sean M. Healey, Harold J. Meyerman, William J. Nutt, Patrick T. Ryan, and Jide J. Zeitlin, Ms. Tracy P. Palandjian and Dr. Rita M. Rodriguez (collectively, the "Nominees") to serve as directors. Each of the Nominees is currently serving as a director of the Company. As more fully discussed below under "Meetings of the Board of Directors and Committees and Corporate Governance Matters," the Board of Directors has determined that eight of its nine Nominees, Messrs. Byrne, Churchill, Meyerman, Nutt, Ryan and Zeitlin, Ms. Palandjian and Dr. Rodriguez, have no material relationship with the Company and are "independent" for purposes of New York Stock Exchange ("NYSE") listing standards. The Board of Directors expects that each of the Nominees will, if elected, serve as a director for the new term. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

        Our amended and restated By-laws provide for majority voting in uncontested director elections. Under the majority voting standard, directors are elected by a majority of the votes cast, which means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

        Under our Corporate Governance Guidelines, the Nominating and Governance Committee has established procedures for any director who is not elected to tender his or her offer to resign. Upon receiving the director's offer to resign, the Nominating and Governance Committee will recommend to the Board whether to accept or reject the offer to resign, or whether other action should be taken. The Nominating and Governance Committee and the Board, in making their decisions, may consider any factor or information that they deem relevant. The Board, taking into account the Nominating and Governance Committee's recommendation, will act on the tendered resignation within ninety days following certification of the election results. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation.

Recommendation of the Board of Directors

        The Board of Directors believes that the election of each of the Nominees is in the best interests of the Company and its stockholders, and, therefore, unanimously recommends that stockholders vote FOR the election of each of the Nominees.

Information Regarding the Nominees

        The name, age (as of April 1, 2013) and a description of the business experience, principal occupation and past employment and directorships of each of the Nominees during at least the last five years is set forth below. In addition, we have summarized the particular experience, qualifications, attributes and/or skills that the Nominating and Governance Committee and Board of Directors considered as relevant to the determination that each Nominee should serve as a director of the Company.

Name	Age
Samuel T. Byrne(1)(2)(†)	48
Dwight D. Churchill(3)(†)	59
Sean M. Healey	51
Harold J. Meyerman(1)(2)(3)(†)	74
William J. Nutt(†)	68
Tracy P. Palandjian(3)(†)	42
Rita M. Rodriguez(2)(3)(†)	70
Patrick T. Ryan(1)(†)	54
Jide J. Zeitlin(1)(2)(†)	49

(1)
Member of the Compensation Committee.

(2)
Member of the Nominating and Governance Committee.

(3)
Member of the Audit Committee.

(†)
Independent director, as determined by the Board of Directors in accordance with NYSE listing standards.

        Samuel T. Byrne has been a director of the Company since October 2009. Mr. Byrne is a managing partner and co-founder of CrossHarbor Capital Partners LLC, a leading alternative investment management firm specializing in real estate, as well as distressed securities and private equity. The firm manages institutional capital on behalf of investors globally, including public pension systems, endowments, and foreign institutions such as sovereign wealth funds. Before founding CrossHarbor Capital Partners, Mr. Byrne served as a management consultant advising on corporate restructurings and bankruptcy matters. Prior to that, he was a portfolio manager at Fleet Financial Group and Bank of New England. Mr. Byrne currently serves as Co-Chairman of the Board of Trustees of the Peabody Essex Museum. We believe that Mr. Byrne's qualifications to serve on our Board of Directors include his extensive investment management experience, including his particular expertise in private equity and real estate.

        Dwight D. Churchill has been a director of the Company since February 2010. Mr. Churchill held a number of senior positions at Fidelity Investments before retiring from the firm in 2009. Having joined Fidelity in 1993, he served as the head of the Fixed Income Division, head of Equity Portfolio Management and President of Investment Services. While at Fidelity, Mr. Churchill also served as the elected chair of the Board of Governors for the 60,000-member Association for Investment Management & Research (now the CFA Institute). Prior to joining Fidelity, Mr. Churchill served as a Managing Director of Prudential Financial, Inc., and as President and Chief Executive Officer of CSI Asset Management, Inc., a subsidiary of Prudential Financial, Inc., and held senior roles at Loomis, Sayles & Company and The Public Employees Retirement System of Ohio. Mr. Churchill currently serves on the Board of Trustees of State Street Global Advisors SPDR ETF Mutual Funds, the Board of Trustees of the Research Foundation of CFA Institute and the Currier Museum of Art, as a staff consultant at The Public Employees Retirement System of Idaho, and on the Board of Directors of Legacy Paddlesports LLC, a private company. We believe that Mr. Churchill's qualifications to serve on our Board of Directors include his extensive experience in the investment management industry, including his oversight of internal controls, financial reporting and accounting procedures.

        Sean M. Healey is the Company's Chairman and Chief Executive Officer, roles he has served in since January 2011 and January 2005, respectively. Prior to that time, Mr. Healey served as President and Chief

Operating Officer of the Company. Mr. Healey has been a director of the Company since May 2001. Prior to joining the Company in 1995, Mr. Healey was a Vice President in the Mergers and Acquisitions Department at Goldman, Sachs & Co. focusing on financial institutions. He serves as Co-Chairman of the Board of Trustees of the Peabody Essex Museum, and as a member of the Board of Directors of the Boys and Girls Clubs of Boston, the Visiting Committee of the Harvard Law School, and the Board of Trustees of the International Game Fish Association. In 2006, Mr. Healey received a presidential appointment to serve on the President's Export Council, the nation's principal advisory committee on international trade. Mr. Healey received a J.D. from Harvard Law School, an M.A. from University College, Dublin, and an A.B. from Harvard College. We believe that Mr. Healey's qualifications to serve on our Board of Directors include his direct knowledge of the Company's strategy and operations through his service as President and Chief Executive Officer of the Company and his extensive experience in the financial services and investment management industries, including his experience in investing in investment management firms.

        Harold J. Meyerman has been a director of the Company since July 1999. Mr. Meyerman retired as a Managing Director of the Global Financial Institutions and Trade Group of The Chase Manhattan Bank ("Chase") in December 1998. His responsibilities at Chase included overseeing the asset management businesses. Before joining Chase, Mr. Meyerman was President and Chief Executive Officer of First Interstate Bank, Ltd., where he also oversaw several boutique asset management firms. Mr. Meyerman currently serves on the Board of Directors of the Huntington Medical Research Institutes and as Chairman of the Board of Trustees of the Palm Springs Art Museum. He formerly served on the Boards of the Genetics & IVF Institute, Ansett Aircraft Spares & Services, and Island Capital, Ltd., as Chairman. We believe that Mr. Meyerman's qualifications to serve on our Board of Directors include his extensive service in the financial services and banking industries, his mergers and acquisitions experience, and his international management and advisory experience.

        William J. Nutt founded the Company in 1993 and has been a director of the Company since that time. Mr. Nutt is the Company's former Chairman, and served as Chief Executive Officer of the Company from 1993 to 2004. Mr. Nutt also served as the Company's President from 1993 to 1999. Prior to founding AMG, Mr. Nutt was President and Chief Operating Officer of The Boston Company and was responsible for its institutional money management business, mutual fund administration, distribution and custody business, and master trustee and custodian business. As Chairman and Chief Executive Officer of The Boston Company's principal subsidiary, Boston Safe Deposit and Trust Company, Mr. Nutt was also responsible for its personal banking and trust business. He currently serves as Chairman of the Board of Directors of The Ocean Reef Club, a private club community in Key Largo, Florida, and formerly served on the Board of Directors of eSecLending, a private company engaged in institutional securities lending. We believe that Mr. Nutt's qualifications to serve on our Board of Directors include his extensive history with the Company as its founder and former President and Chief Executive Officer, as well as his substantial experience in the investment management industry prior to founding the Company.

        Tracy P. Palandjian has been a director of the Company since March 2012. Ms. Palandjian is the Chief Executive Officer and co-founder of Social Finance, Inc., a nonprofit organization focused on developing and managing financial instruments that connect the social sector to the capital markets. Prior to establishing Social Finance, Ms. Palandjian served as a Managing Director at The Parthenon Group, a global strategy consulting firm. At Parthenon, she established and led the Nonprofit Practice and consulted to foundations and nonprofit organizations on strategy development, mission definition, corporate social responsibility and knowledge and innovation in the U.S. and globally. Ms. Palandjian currently serves as Chair of the Board of Directors of Facing History and Ourselves, a member of the Board of Overseers at Harvard University, and on the Investment Committee of Milton Academy. We believe that Ms. Palandjian's qualifications to serve on our Board of Directors include her extensive global financial management, consulting and advisory experience.

        Rita M. Rodriguez has been a director of the Company since January 2000. Dr. Rodriguez has been a Fellow and Senior Fellow at the Woodstock Theological Center at Georgetown University since 2002, and from 1999 to 2002 served as an international finance consultant. Dr. Rodriguez was formerly a full-time member of the Board of Directors of the Export-Import Bank of the United States from 1982 to 1999. Prior to joining the Export-Import Bank Board, Dr. Rodriguez was a professor in the finance faculties at the University of Illinois at Chicago and at Harvard Business School. In addition, Dr. Rodriguez has authored numerous journal articles and books on the subject of international finance. Dr. Rodriguez also serves on the Board of Directors, Audit Committee and Nominating and Governance Committee of Ensco plc, an international offshore contract drilling company, on the Board of Directors, the Audit Committee and as the Chair of the Corporate Social Responsibility Committee of PVH Corp., an apparel company, and on the Board of Directors, the Risk Policy Committee, and Chairman of the Audit Committee of the Private Export Funding Corporation. We believe Dr. Rodriguez's qualifications to serve on our Board of Directors include her substantial experience in domestic and international accounting, finance and policy, including her academic finance experience, as well as her extensive experience serving on corporate boards.

        Patrick T. Ryan has been a director of the Company since July 2005. Mr. Ryan currently serves as Chief Executive Officer of Press Ganey Associates, Inc., a company specializing in health care performance improvement. Prior to Press Ganey, Mr. Ryan worked with SV Life Sciences as a Venture Partner from 2009 to 2012, and served as Chairman and Chief Executive Officer of The Broadlane Group from 2008 until its acquisition by MedAssets Inc. in 2010. Following such acquisition, Mr. Ryan served on the Board of Directors and in the interim role of President of Spend and Clinical Resource Management through the completion of the integration in May 2011. From 2004 to 2007, Mr. Ryan served as Chief Executive Officer and as a member of the Board of Directors of PolyMedica Corporation, a direct-to-consumer provider of health care products and services for individuals with chronic diseases, until its sale to Medco Health Solutions, Inc. Before joining PolyMedica, Mr. Ryan served as the Chairman and Chief Executive Officer of Physicians Dialysis Inc., a dialysis provider, until its acquisition by DaVita Inc. in 2004. Previously, Mr. Ryan has served as a partner at Westways Ventures, a firm specializing in the strategic development of companies in the healthcare and consumer sectors, as President and Chief Executive Officer of PrincipalCare Inc., a company specializing in women's healthcare, as President and Chief Executive Officer of ImageAmerica, Inc., a publicly traded company that provided medical diagnostic imaging services, as Co-Founder and President of R.B. Diagnostics, a company providing diagnostic imaging services, and on the Board of Directors of Hill-Rom Holdings, Inc. He currently serves on the Boards of Ferrer, Freeman and Company, Avon Old Farms School and Atrius Health. We believe Mr. Ryan's qualifications to serve on our Board of Directors include his substantial executive management experience at several public and private companies.

        Jide J. Zeitlin has been a director of the Company since January 2006. Mr. Zeitlin is currently a private investor with investments in telecommunications infrastructure and life sciences. He formerly served as a Partner at Goldman, Sachs & Co., where he held a number of senior management positions in the investment banking division, including that of global chief operating officer. While at Goldman, he focused on the industrial, consumer and healthcare industries. He also served in the firm's executive office. Mr. Zeitlin joined Goldman Sachs in 1987, became a Partner in 1996 and retired from the firm in December 2005. Mr. Zeitlin formerly served as Chairman of the Board of Trustees at Amherst College and is currently a member of the Boards of Milton Academy, the Harvard Business School Board of Dean's Advisors, Teach for America, Doris Duke Charitable Foundation, Montefiore Medical Center, Playwrights Horizons, Saint Ann's School, Common Ground Community and the Nigeria Sovereign Investment Authority. He also serves on the Board of Directors, Human Resources Committee, Governance and Nominations Committee and as Chair of the Audit Committee of Coach, Inc., a designer and marketer of premium handbags and accessories. We believe Mr. Zeitlin's qualifications to serve on our Board of Directors include his substantial experience as a senior executive in a leading investment bank, as well as his extensive service in Board capacities at numerous organizations.

Meetings of the Board of Directors and Committees and Corporate Governance Matters

        During 2012, the Board of Directors met six times. Each member of the Board of Directors in 2012 attended over 85% of the total number of meetings of (i) the Board of Directors and (ii) all standing committees of the Board of Directors on which such director served. We do not have a formal policy regarding director attendance at an annual meeting of stockholders. Two directors were in attendance at the 2012 Annual Meeting of Stockholders.

        At least annually, the Board of Directors evaluates the independence of our directors in light of the standards established by NYSE. A majority of our Board of Directors must be "independent" within the meaning of NYSE listing standards. After its most recent evaluation of director independence, the Board of Directors affirmatively determined that eight of our nine directors, Messrs. Byrne, Churchill, Meyerman, Nutt, Ryan and Zeitlin, Ms. Palandjian and Dr. Rodriguez, are "independent" for purposes of NYSE listing standards. The Board of Directors made these determinations based upon questionnaires completed by each director and individual evaluations of a director's employment or Board of Directors affiliations, and any commercial, family or other relationships. There were no such transactions for consideration in determining the independence of any director.

        The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Only independent directors within the meaning of NYSE listing standards serve on these committees. Each such committee acts pursuant to a written charter adopted by the respective committee. A description of each committee is set forth below.

        Audit Committee.    The Audit Committee currently consists of Messrs. Churchill and Meyerman, Ms. Palandjian and Dr. Rodriguez, with Dr. Rodriguez serving as Chair. Each of the members meets the independence standards applicable to audit committees under the Sarbanes-Oxley Act of 2002 and NYSE listing standards and is an audit committee financial expert as defined by the SEC. The Audit Committee's purpose is to assist the Board of Directors in oversight of our internal controls and financial statements and the audit process. The Audit Committee met eight times during 2012. Other members of the Board of Directors attend Audit Committee meetings from time to time at the invitation of the Audit Committee.

        Compensation Committee.    The Compensation Committee currently consists of Messrs. Byrne, Meyerman, Ryan and Zeitlin, with Mr. Ryan serving as Chair. The Compensation Committee is responsible for overseeing our general compensation policies and establishing and reviewing the compensation plans and benefit programs applicable to our executive officers. In that capacity, the Compensation Committee also administers our stock option and incentive plans. The Compensation Committee met five times during 2012. Other members of the Board of Directors attend Compensation Committee meetings from time to time at the invitation of the Compensation Committee.

        Nominating and Governance Committee.    The Nominating and Governance Committee currently consists of Messrs. Byrne, Meyerman and Zeitlin and Dr. Rodriguez, with Mr. Meyerman serving as Chair. The Nominating and Governance Committee is primarily responsible for recommending criteria to the Board of Directors for board and committee membership, identifying and evaluating director candidates, overseeing the annual evaluation of the Board of Directors and its committees, and maintaining our Corporate Governance Guidelines. The Nominating and Governance Committee met five times during 2012. Other members of the Board of Directors attend Nominating and Governance Committee meetings from time to time at the invitation of the Nominating and Governance Committee.

        The Nominating and Governance Committee may solicit director candidate recommendations from a number of sources, including directors, executive officers and third party search firms. The Nominating and Governance Committee will consider for nomination any director candidates, including director candidates recommended by our stockholders, who are deemed qualified by the Nominating and Governance Committee in light of the qualifications and criteria for Board of Directors membership described below, or such other criteria as approved by the Board of Directors or a committee thereof from time to time. Stockholder recommendations must be submitted to the Nominating and Governance Committee in accordance with the requirements set forth in our By-laws, including those discussed below under the caption "Other Matters—Stockholder Proposals," and any procedures established from time to time by the Nominating and Governance Committee. The Nominating and Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates and considers this appropriate because it evaluates recommendations without regard to their source. The Nominating and Governance Committee evaluates any potential conflicts of interest on a case by case basis, to the extent they may arise.

        When considering candidates for directorship, the Nominating and Governance Committee takes into account a number of factors, including the following qualifications: the nominee shall have the highest personal and professional integrity and have demonstrated exceptional ability and judgment and the attributes necessary (in conjunction with the other members of the Board of Directors) to best serve the long-term interests of the Company and its stockholders. In addition, the Nominating and Governance Committee reviews from time to time the skills and characteristics necessary and appropriate for directors in light of the then current composition of the Board of Directors, including such factors as business experience, international background, diversity and knowledge of the financial services industry in general and the asset management industry in particular. In considering diversity, the Nominating and Governance Committee considers diversity of background and experience as well as ethnic and other forms of diversity. The Nominating and Governance Committee does not, however, have a formal policy regarding diversity in identifying nominees for a directorship, but rather, considers it among the various factors relevant to the consideration of any particular nominee. The Nominating and Governance Committee reviews at least annually our Corporate Governance Guidelines to ensure that we continue to meet best corporate governance practice standards.

        Executive Sessions of Non-management Directors.    Our non-management directors meet in regularly scheduled executive sessions. In accordance with the charter of the Nominating and Governance Committee and the By-laws of the Company, Mr. Meyerman, the Chair of the Nominating and Governance Committee, also serves as the lead independent director calling and chairing the executive sessions, including during the annual Board of Directors offsite, and communicating with Mr. Healey, the Chairman and Chief Executive Officer.

        Leadership Structure.    Mr. Healey serves as Chairman and Chief Executive Officer, and Mr. Meyerman serves as lead director. The Board of Directors believes that having the same person serve as Chief Executive Officer and Chairman focuses leadership, responsibility and accountability in a single person and that having a lead director provides for effective checks and balances and the ability of the independent directors to work effectively in the board setting.

        Recognizing the importance of the lead director position to the Company, in 2010 the Board of Directors amended the By-laws of the Company to provide that the lead director will perform many of the functions that an independent chairman would perform. The Board of Directors has appointed Mr. Meyerman as lead director because of his qualifications, including his extensive service in the financial services and banking industries, mergers and acquisitions experience, and international management and advisory experience. Mr. Meyerman's principal responsibilities include serving as a key source of communication between the independent directors and the Chief Executive Officer, and coordinating the agenda for and leading meetings of the independent directors.

        Risk Oversight.    It is a key responsibility of our Chief Executive Officer, President, Chief Financial Officer, General Counsel, and other members of our senior management team to identify, assess, and manage the Company's exposure to risk. The Board of Directors plays an important role in overseeing management's performance of these functions. The Board of Directors has approved the charter of the Audit Committee, which provides that one of the primary responsibilities of the Audit Committee is the discussion of the Company's financial risks and steps management has taken to monitor and control such risks, including with respect to risk assessment and risk management policies. The Audit Committee regularly discusses with management and the Company's independent auditors the Company's risk assessment and risk management processes, including major risk exposures, risk mitigants and the design and effectiveness of the Company's processes and controls to prevent and detect fraudulent activity. Furthermore, the Audit Committee and the Board as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions being taken to mitigate them, including reports regarding the Company's business and operations. Management also reports to the Audit Committee and the Board on steps being taken to enhance our risk management processes and controls in light of evolving market, business, regulatory, and other conditions.

        Related Person Transaction Oversight.    Pursuant to its charter, the Audit Committee is responsible for reviewing any possible related person transaction identified by management or other directors and, in accordance with this authority, has determined that there have been no related person transactions requiring disclosure under Item 404(a) of Regulation S-K.

        Compensation Committee Interlocks and Insider Participation.    The members of the Compensation Committee during fiscal year 2012 are set forth above under "—Compensation Committee." No member of the Compensation Committee has been an officer or employee of the Company or has been involved in any related person transactions. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves on the Company's Compensation Committee or Board of Directors.

        Stockholder and Interested Party Communications with Non-management Directors or the Board of Directors.    A stockholder or other interested party may communicate directly with Mr. Meyerman, the lead director, by sending a confidential letter addressed to his attention at Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, Massachusetts 01965. Any communications to the full Board of Directors may be directed to John Kingston, III, Vice Chairman, General Counsel and Secretary of the Company, who would, in his discretion, discuss the communications with the Board of Directors at a regular meeting of the Board of Directors.

        Availability of Corporate Governance Documents.    We maintain a Company website that includes, among other items, the Corporate Governance Guidelines; the Code of Ethics applicable to all directors, officers and employees; the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer and other senior financial officers; the Insider Trading Policy and Procedures applicable to all directors, officers and employees; and the charters for the Audit, Compensation and Nominating and Governance Committees. This information is available on the "Investor Relations" section of our website, www.amg.com, under "Corporate Governance", or for the Committee charters under "Board of Directors", but is not incorporated by reference into this Proxy Statement. If we make any substantive amendment to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K.

Information Regarding Executive Officers of the Company

        The name, age (as of April 1, 2013) and positions of each of our named executive officers, as well as a description of their business experience and past employment during at least the last five years, is set forth below:

Name	Age	Position
Sean M. Healey	51	Chairman and Chief Executive Officer
Nathaniel Dalton	46	President and Chief Operating Officer
Jay C. Horgen	42	Chief Financial Officer and Treasurer
Andrew Dyson	48	Executive Vice President and Head of Global Distribution
John Kingston, III	47	Vice Chairman, General Counsel and Secretary

        For the biographical information of Mr. Healey, see "Information Regarding the Nominees" above.

        Nathaniel Dalton currently serves as the President and Chief Operating Officer of the Company. Mr. Dalton has served as Chief Operating Officer of the Company since 2006, and was named President in May 2011. Previously, Mr. Dalton served as a Senior Vice President, an Executive Vice President and the General Counsel of the Company. Prior to joining AMG, Mr. Dalton was an attorney at Goodwin Procter LLP, focusing on mergers and acquisitions, including those in the asset management industry. Mr. Dalton received a J.D. from Boston University School of Law and a B.A. from the University of Pennsylvania.

        Jay C. Horgen currently serves as the Chief Financial Officer and Treasurer of the Company, a role he has served in since May 2011. Previously, Mr. Horgen served as an Executive Vice President of the Company. Prior to joining AMG, Mr. Horgen was a founder and managing director of Eastside Partners, a private equity firm. From 2000 to 2005, Mr. Horgen served as a managing director in the Financial Institutions Group at Merrill Lynch, Pierce, Fenner & Smith Incorporated. Prior to that, he worked as an investment banker in the Financial Institutions Group at Goldman, Sachs & Co. Mr. Horgen received a B.A. from Yale University.

        Andrew Dyson joined AMG in July 2011 as Executive Vice President and Head of Global Distribution, responsible for managing the Company's global distribution platform. Prior to joining AMG, Mr. Dyson served as Head of BlackRock's Global Institutional Client Business. In prior roles at BlackRock and Merrill Lynch Investment Managers, Mr. Dyson held senior distribution positions, including Head of the International Institutional Business, and, before that, Head of the Institutional Business for Europe, Middle East, Africa and Asia Pacific. Prior to joining Merrill Lynch in 2001, Mr. Dyson was a worldwide Partner at William M. Mercer, where his roles included Head of U.S. Multinational Investment Consulting and Head of U.K. Pension Fund Investment Consulting. Mr. Dyson is a fellow of the Institute of Actuaries. He received an M.A. degree in Mathematics from Cambridge University.

        John Kingston, III currently serves as the Vice Chairman, General Counsel and Secretary of the Company. Mr. Kingston has served as the General Counsel and Secretary of the Company since 2002, and was named Vice Chairman in May 2011. Mr. Kingston also served as an Executive Vice President of the Company from 2006 to 2011. Prior to joining AMG, Mr. Kingston served as a senior counsel to Miller Anderson & Sherrerd, LLP, a division of Morgan Stanley Investment Management, and was an attorney at Ropes & Gray LLP, focusing on corporate and securities laws issues, with a particular focus on the investment management industry. Mr. Kingston received a J.D. from Harvard Law School, and a B.S. and B.A. from the University of Pennsylvania.

 Compensation Discussion and Analysis

Introduction

        Our executive compensation program has been structured over the long-term to further two basic objectives: first, that executive compensation should be closely aligned with stockholder value creation and our performance as measured by our Economic earnings per share; and second, that executive compensation should be designed to retain and motivate (as well as attract, when necessary) the services of key members of our senior management.

        The Compensation Committee recognizes that key members of AMG's senior management team have served the Company and its stockholders together for seventeen years, establishing an outstanding track record of strong Economic earnings and stock price performance throughout that period. From the Company's initial public offering (in 1997) through March 31, 2013, AMG's cumulative stockholder return is 880%, exceeding the 272% return of its asset management peers, the 64% return for the Standard & Poor's 500 Index, and the -11% return for the Standard & Poor's 500 Financial Sector Index over this same period. The Company is in the top quartile of its peer group in stockholder return for the 1 year period, and leads its peer group in stockholder return for the 3 and 5 year periods, as well as for the period since its initial public offering (as of March 31, 2013). In addition, the Company's market capitalization has increased by $3.3 billion (or by 65%) since the beginning of 2012, and 136% over the last three years, increasing stockholder value by $4.8 billion to $8.3 billion during that period.

        Mr. Healey (the Company's Chairman and Chief Executive Officer) and Mr. Dalton (the Company's President and Chief Operating Officer) have been the cornerstones of the Company's success, given their strategic vision, leadership and execution over that period.

        The Committee believes that the strength of this senior management team and the continuity of their tenure together have provided the foundation for AMG's success, and, therefore, retaining key team members is a central Committee priority. With this objective in view, in any given year, the Compensation Committee reviews and primarily considers the increases in stockholder value and Economic earnings performance over the short and long run, and makes determinations about compensation to motivate and retain the services of senior management to best ensure the future success of the Company.

2012 Highlights

        In 2012, AMG's financial performance on an absolute basis was strong, and performance relative to its publicly traded asset management industry peer group was particularly strong, with AMG's stockholder return and Economic earnings per share in the top quartile of our peer group. In making its compensation determinations, the Compensation Committee reviewed and considered AMG's financial performance and growth across all areas of its business, as well as the positioning of the business for future growth around the globe. Specifically, the Compensation Committee considered that during the year:

  •
  AMG's Economic earnings increased 16% over 2011, and Economic earnings per share also increased 16% to $7.71.

  •
  AMG's assets under management grew 32% to approximately $432 billion at year end, and have since increased to $463 billion (as of March 31, 2013).

  •
  AMG's stock price increased by 36% to $130.15 at year end, and its stock has since increased to $153.57 (as of March 31, 2013).

  •
  Over the three year period, AMG's stock price increased by 93%, leading our peer group over that period, which on average increased by 1%.

  •
  AMG generated industry-leading organic growth with net client cash flows of $30.1 billion for 2012 and an additional $12 billion in net client cash flows in the first quarter of 2013, resulting in 10% organic growth for the last twelve months, and $75 billion over the last three years.

  •
  AMG successfully executed its strategy of investing in high-quality boutique investment management firms by closing investments in Yacktman Asset Management LP, BlueMountain Capital Management, LLC and Veritable, LP.

  –
  With its investment in Yacktman, a $23 billion asset management firm specializing in large-cap equities with a value-oriented approach, the Company added an outstanding firm that has generated long-term investment outperformance.

  –
  With its significant additional investment in BlueMountain, AMG further increased the Company's exposure to alternative products.

  –
  Through AMG Wealth Partners, an initiative to extend and tailor AMG's model of investing in asset management firms to the unique attributes of ultra-high net worth wealth management firms, AMG invested in Veritable, a $12 billion wealth management firm.

  •
  AMG's global distribution efforts continued to expand, including the launch of a new distribution office in Zurich and expansion into new regions.

Stockholder and Proxy Advisory Firm Surveys

        At AMG's 2012 Annual Meeting, 96% of stockholders voted in favor of AMG's executive officer compensation arrangements. To ensure that AMG's Board of Directors are apprised of stockholder and proxy advisory firm views concerning AMG's compensation, the Compensation Committee has requested in 2011 and 2012 that senior management regularly meet with and survey the leading proxy advisory firms and the Company's largest stockholders regarding the Company's executive compensation programs.

        In its survey of its largest stockholders, the Company found that stockholders understood and supported the Company's executive compensation philosophy and its execution, which aligns compensation with stockholder value creation and the Company's financial performance, as well as the importance of retaining and motivating Mr. Healey and the other key members of senior management, who have been the cornerstones of AMG's superior earnings and stock price growth since the Company's initial public offering. While appreciating the input of proxy advisory firms, stockholders recognize that in such firms'

analysis, notwithstanding ongoing efforts to refine peer selection methodology, peer groups are generally based on broad financial services Global Industry Classifications Standards Codes ("GICS Codes") (including companies with much different business models) and balance sheet comparisons, rather than directly comparable publicly traded asset management firms recognized by AMG, the analyst community following the Company, AMG's stockholders, and many peer asset management firms who include the Company as peers in their public disclosure.

        AMG's management continues to follow proxy advisory firm developments, and consider the guidance of such firms to ensure that AMG and its Board continues to be cognizant of current and possible future developments.

2012 Compensation Decisions

        In evaluating compensation in a particular year, the Compensation Committee reviews the Company and performance for our stockholders on a long-term basis, but also focuses on the performance of the Company within that year in making annual compensation decisions. In 2012, the Committee considered that the Company had achieved Economic earnings growth of 16%, and Economic earnings per share growth of approximately 16%.

        The Compensation Committee also considered the fact that the Company either led its peer group in stockholder return in the period since its initial public offering, or was in the top quartile of its peer group by that measure, for the 10, 5, 3 and 1 year periods. In addition, the Compensation Committee considered the substantial increase in stockholder value over the past 1 and 3 year periods, including the increase in total market capitalization of 65% since the beginning of 2012, and the increase of 136% over the last three years.

        In light of the Committee's philosophy that executive compensation should be aligned with financial performance and stockholder value creation, and given the strength of historical financial performance and stockholder value creation, the Committee determined to:

  •
  Maintain base salaries at the same level for the eighth straight year, consistent with the Company's compensation philosophy that fixed compensation should be relatively low.

  •
  Hold non-equity incentive plan bonus pay-outs to the senior management team at the same level for 2012.

  •
  Continue AMG's evolution to making Long-Term Equity Interests Plan and restricted stock grants, with the entire increase in 2012 compensation (25% for the named executive officers as a group, and 33% for the CEO) in the form of Long-Term Equity Interests Plan grants that require that executives hold a portion of such interests through 2020.

  •
  Maintain modest perquisites for senior management.

        The Company's named executive officers' 2012 compensation determinations are discussed in greater detail in the following sections, and in the Executive Compensation Tables section.

Our Executive Compensation Program

        We believe that an executive officer's total compensation should be comprised principally of equity and performance-based cash compensation to best align compensation with increases in stockholder value. Our Compensation Committee believes that in order to retain key management team members with a long-term track record of success, total compensation should be appropriate relative to the marketplace for the services of our executive officers.

        We assess this marketplace by reviewing the compensation paid to executive officers performing similar functions at other companies in the investment management industry. In particular, executive officer compensation is reviewed against our peer group of publicly traded asset management companies comprised of AllianceBernstein Holding L.P., Ameriprise Financial, Inc., BlackRock, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Invesco Ltd., Janus Capital Group Inc., Legg Mason Inc., T. Rowe Price Group, Inc., and Waddell & Reed Financial, Inc., as well as against a range of alternative investment and other investment management firms comprising the marketplace for the services of our executive officers. In reviewing this universe, we give consideration to the fact that certain of these companies are more closely comparable to the Company, and accordingly consider the relative comparability of the companies in our assessment of various compensation structures and arrangements. Specifically, we consider which companies are most comparable with respect to size (market capitalization and assets under management) and general business profile (those companies that have similarly specialized equities and alternative investment management capabilities, or with similar business strategies). We also consider the senior management profile of a company in determining compensation comparability (for example, the extent to which founders or family members serve in key senior management roles). While the Compensation Committee reviews peer compensation for comparison purposes, this review is not the determining factor and is only one of many factors that are considered by the Compensation Committee in setting compensation. In light of the Committee's objective to align compensation with increases in stockholder value, the Committee generally intends that the most substantial portion of compensation be equity-based, with the second largest component being performance-based cash compensation. When determining performance-based cash compensation levels, we consider our Economic earnings performance in the short-term and long-term. (See page 26 of our 2012 Annual Report on Form 10-K—Supplemental Performance Measures—for further detail on the calculation of Economic earnings.)

        In addition to our equity and performance-based cash compensation, we also utilize relatively lower base salaries and modest perquisites, consistent with the Company's philosophy that fixed compensation should represent a modest portion of total compensation.

Our Compensation Committee

        The Compensation Committee oversees our general compensation policies, establishes and reviews the compensation plans and benefit programs applicable to our executive officers, and administers our stock option and equity incentive plans.

        The Compensation Committee consists of Messrs. Byrne, Meyerman, Ryan and Zeitlin, with Mr. Ryan serving as the Chair. Each member of the Committee has significant experience in compensation matters as a result of their service as executive officers or advisors to various public and private companies, and the Committee members collectively have extensive experience with the Company and its compensation matters. The Committee's agenda and meeting calendar is determined by the Committee, with input as appropriate from Mr. Healey, who attends meetings at the request of the Committee. In his capacity as Chairman and Chief Executive Officer, Mr. Healey participates in discussions with the Committee concerning the compensation of other members of executive management and the design of long-term and equity incentive plans, but does not participate in discussions regarding his own performance goals, contributions or compensation, which occur in executive sessions of the Committee and in meetings of the Committee with our independent compensation consultant. The Committee also invites Mr. Kingston, Vice Chairman and General Counsel, to attend certain meetings to discuss the design, implementation and administration of long-term incentive, equity incentive and deferred compensation plans. The Committee has the sole authority for approving the compensation of our executive officers and the performance goals related to such plans and programs.

        The Committee regularly meets without management team members present. The Chair from time to time requests that all other independent directors meet with the Committee in executive session, and otherwise regularly provides reports to the Board on compensation considerations. The Committee's independent compensation consultant participates in conference calls and meetings without management present at key points throughout the year, including conference calls and meetings with the Chair of the Committee.

Compensation Consultants

        In 2012, the Committee again engaged an independent outside executive compensation consulting firm, Thomas E. Shea & Associates, LLC ("Shea & Associates"), to assist the Committee with compensation matters, including providing peer universe benchmarking information and an independent analysis of how our executive and board compensation policies and practices compared to those of the peer universe. In addition to a review of cash and equity compensation and perquisite arrangements across the industry, the analysis provided by Shea & Associates also considered financial metrics for our peer group, including market capitalization, assets under management, various measures of profitability, and stock price performance. In order to prepare its analysis for the Committee, Shea & Associates met from time to time with management.

        Shea & Associates, which provides no other services to us, reported its findings directly to the Committee. In setting executive officer compensation levels, the Committee considered the comparative compensation analyses provided by Shea & Associates, and then applied the collective experience and judgment of the Committee to such data (and the relative significance of the various comparative universe components) to make compensation determinations. A representative of Shea & Associates met with the Committee in formal Committee meetings, as well as outside Committee meetings in sessions with Committee members, particularly with the Committee Chair, at key points throughout the year to update the Committee on the status of compensation surveys, and make recommendations regarding executive officer and director compensation programs and levels.

        The independence of Shea & Associates has been evaluated in accordance with SEC rules, and it has been determined that its work does not raise any conflict of interest.

Compensation Governance Practices

        AMG's strong governance procedures and practices with respect to employment and compensation include the following:

  •
  No employment agreements with the Chairman and Chief Executive Officer, President and Chief Operating Officer, or Chief Financial Officer.

  •
  No change in control agreements with our executives.

  •
  The base salaries for our executive officers generally comprise less than 10% of total compensation.

  •
  No tax reimbursements for any perquisites.

  •
  No supplemental retirement benefits for any executive officer.

  •
  An insider trading policy that prohibits hedging of AMG securities.

  •
  No pledging of AMG securities.

  •
  Equity ownership guidelines for our executive officers and directors.

  •
  Thorough risk assessment process, as described under "Risk Considerations in our Compensation Programs" below.

  •
  A "double-trigger" vesting upon change in control for all grants awarded after January 1, 2013.

  •
  A clawback policy that allows, under certain circumstances, for the recoupment of performance-based compensation from executive officers.

2012 Compensation Process and Elements

2012 Compensation Process

        Executive retention is a matter of great significance for the Compensation Committee, given the strong performance of the Company since going public in 1997 and the increasing visibility of Mr. Healey and the other members of the executive team in the marketplace. The Compensation Committee considers the recruitment efforts directed at our executive officers by other companies within the asset management industry given their individual and collective performance, their tenure and the long term success of the Company.

        The Compensation Committee has worked with Shea & Associates in recent years to explore a variety of additional long-term equity ownership plan alternatives to balance AMG's historical reliance on stock options with competitive and affordable retention tools. After a review of possible alternatives, the Committee developed a long-term performance and retention plan (under the Executive Incentive Plan) in which awards were notionally invested in shares of the Company's common stock, and a long-term equity interests plan (the "Long-Term Equity Interests Plan") to provide additional long-term tools to retain management, while aligning incentives with the creation of stockholder value.

        In 2012, as over the past decade, the substantial majority of our total compensation continued to be performance-based, because we believe that senior management compensation should be tied to our financial performance and increases in stockholder value. The Committee initiated the annual process for establishing appropriate compensation targets and benchmarks for 2012 during the final Committee meetings of 2011, as the Committee reviewed the principles and continuing effectiveness of the compensation program with the assistance of Shea & Associates. At its January 2012 meeting, the Committee evaluated the appropriate target Economic earnings per share growth rate for 2012, reviewing historical growth rates, prevailing business conditions, and expectations for continuing growth. In evaluating our most recent performance to determine the baseline growth target for the upcoming year, the Committee applies its judgment to make adjustments for specific factors that influenced recent growth rates, including market conditions, the timing of transactions, new financing arrangements and changes in the corporate capital structure, the relative levels of management and performance fees, and any recent or anticipated one-time events.

        With the assistance of Shea & Associates, the Compensation Committee carefully considered the stockholder survey and proxy advisory firm feedback, and determined that its executive compensation philosophy and programs remained appropriate for the Company and its business.

        In light of stockholder and proxy advisory firm feedback and to continue to improve our executive officer pay alignment, cost effectiveness and governance, the Compensation Committee had begun to implement the following changes in 2011, and continued to implement such changes in 2012:

  •
  Reduce the relative emphasis on stock options, and in 2012, issuing no stock option grants.

  •
  Continue the evolution to other forms of equity awards, including forms of restricted stock, and including performance hurdles in such awards.

  •
  Eliminate the financial planning perquisite for senior management, and further limiting the use of perquisites generally.

  •
  Adopted "double-trigger" vesting upon change in control for all awards granted after January 1, 2013.

  •
  Adopted a clawback policy that allows, under certain circumstances, for the recoupment of performance-based compensation from executive officers.

        In preparation for the determinations to be made by the Committee at the end of the year, various members of the Committee (and particularly the Committee Chair) conducted a series of conference calls with Shea & Associates outside of formal meetings to consider cash bonus compensation of our peer universe and potential bonus arrangements. The Committee also met in December 2012 and reviewed updated estimates concerning our performance, as well as potential bonus arrangements for each executive officer (since the Committee always retains discretion to pay less than the amount available for payment under our Executive Incentive Plan formula). In that review and consideration, the Committee was not constrained by any particular performance targets for the Company or for any particular named executive officer. In determining how much bonus to pay, the Committee considered a market cash bonus compensation analysis of our peer universe as part of developing a total compensation package that was competitive relative to the marketplace for our named executive officers. In addition, although the Committee does not have specific targets that it applies to such evaluation, the Committee also considered our performance and the various factors that may have affected such performance in that year (including market conditions, the possible timing of transactions and new financing arrangements, and the relative levels of management and performance fees), as well as the performance relative to the peer universe. Finally, the Committee also evaluated final compensation determinations in the context of its objective to maximize financial performance and realize appropriate growth returns for our stockholders.

        At the end of 2012, based upon our performance and the most current peer universe compensation information, the Committee then reviewed 2012 compensation arrangements and made final performance-based cash compensation and equity grant determinations.

2012 Compensation Process Overview

Financial Performance

- Cumulative stockholder return since IPO of 880%, versus peer group average return of 272% over that period, and 64% return for the S&P 500 Index
- In top quartile of peer group in stockholder return over the last year, and leads peer group in stockholder return for the three and five year periods, as well as for the period since initial public offering
- Market capitalization increased by $3.3 billion (or 65%) since the beginning of 2012, and 136% over the last three years
- Economic earnings per share increased 16% over 2011
- AUM grew 32% to $432 billion at year end, and to $463 billion at end of the first quarter of 2013

Management and Strategic Considerations

- Ongoing stability of senior management team – Chairman/CEO and President have served together for 17 years
- Industry-leading organic growth, with net client cash flows of $30.1 billion for 2012, and an additional $12 billion in the first quarter of 2013
- Successful execution of new investments strategy in 2012, including a new investment in $23 billion Yacktman Asset Management, a significant additional investment in BlueMountain Capital Management, and the first AMG Wealth Partners investment in Veritable, LP, a $12 billion wealth management firm
- Continuing expansion of Global Distribution efforts, with new regions and offices opened

2012 Process

Q1

- Review compensation philosophy and long-term performance, as well as application in 2012
- Discuss long-term incentive plan targets and possible target Economic earnings levels and incentive pools
- Review incentive plan sensitivity analysis (including the results under the incentive targets and incentive compensation at various growth rates) and preliminary 2012 budget materials
- Discuss 2012 financial and strategic objectives, and determine target Economic earnings per share growth and potential incentive pool

Q2

- Complete assessment of peer 2011 compensation – establishing that compensation aligned 2011 executive pay levels with 2011 performance, and targeted pay levels versus peer group
- Provided overview of compensation philosophy in Compensation Discussion and Analysis in 2012 Proxy Statement
- Review the Company's "say on pay" vote results and consider market data
- Evaluate the Company's performance through the first quarter against 2012 financial performance objectives, and potential compensation implications

Q3

- Overview of compensation arrangements across the industry and peer financial results provided by Shea & Associates
- Discuss potential changes to executive compensation arrangements, including governance considerations
- Continue to consider evolution away from stock options, in favor of other equity incentives
- Evaluate the Company's performance through the second quarter against 2012 financial performance objectives, and potential compensation implications

Q4

- Review financial performance of the Company for the year to date, as well as comparative financial and stock performance versus peer group
- Consider with Shea & Associates updated analysis of the evolving compensation landscape, peer group compensation and the marketplace for the services of the Company's senior management, as well as shareholder and proxy advisory firm feedback
- Review 2012 and long-term performance, and finalize 2012 incentive and equity compensation

Factors Considered by Compensation Committee

- Shareholder and proxy advisory firm feedback
- Strong 2012 performance, including substantial growth in Economic earnings per share and AUM
- Senior management's role in achievement of 2012 strategic goals, including the execution of new investments and global distribution strategies, resulting in continued expansion and strengthening of Company
- Short, medium and long-term record of success of senior management team, as measured against peer group and other index measures, and substantial increases in market capitalization in last three years
- Competitiveness of compensation relative to peer marketplace

2012 Compensation Decisions

- Base salary and cash bonus levels remained the same year-over-year
- In recognition of strong, consistent performance, overall increase in aggregate compensation for named executive officers from 2011 levels, through long-term, performance based equity awards
- Eliminate use of stock option grants, and continue AMG's evolution to making Long-Term Equity Interests Plan and restricted stock grants
- In response to shareholder and proxy advisory firm feedback, continued implementation of "double-trigger" vesting and compensation clawback recoupment policies
- No financial planning perquisite for senior management

Salary

- Base salaries maintained at the same level for the eighth straight year, consistent with the compensation philosophy that fixed income should be relatively low

Performance Awards

- 2012 annual incentive plan payouts to senior management team maintained at the same level as 2011, $14.6 million below the available incentive profit pool amount of $27.5 million

Long-Term Equity Awards

2012 Compensation Elements—Cash Base Salary

        We pay cash base salary because it forms the foundation of any competitive total compensation package. In determining base salary levels for our executive officers, the Committee takes into account the executive's scope of responsibility, performance and salary history as well as internal consistency within our salary structure. In addition, the Committee annually reviews the base salary being paid to executive officers of other public companies in the peer universe.

        Because the Committee believes that equity and performance-based cash compensation should constitute the substantial majority of compensation paid to our named executive officers, we target the level of cash base salary at the median for comparable positions in our peer group. In light of the Committee's philosophy and the factors stated above, the Committee determined that for the eighth year in a row, base salaries would again remain unchanged.

2012 Compensation Elements—Performance-based Cash Compensation

        The substantial majority of our total compensation is performance-based, because we believe that senior management compensation should be tied to our financial performance and increases in stockholder value. In designing our performance- based cash compensation arrangements, the Committee believes that such compensation should be awarded in the event that we meet the Committee's expectations for Economic earnings and its objective that a certain level of financial performance and returns for our stockholders be achieved, along with maintaining the financial strength of the Company. Under these arrangements, baseline levels of Economic earnings must be achieved before executive officers are entitled to earn performance-based cash compensation, and higher growth rates in any given year may result in relatively higher compensation payouts.

        Our annual cash incentives are awarded under our Executive Incentive Plan. At its January 2012 meetings, the Committee evaluated the appropriate target Economic earnings per share growth rate for 2012, reviewing historical growth rates, prevailing business conditions, peer group performance and expectations for growth. In evaluating our most recent performance to determine the baseline growth target for 2012, the Committee applied its judgment to make adjustments for specific factors that influenced recent growth rates, including market conditions, the timing of transactions, new financing arrangements and changes in the corporate capital structure, the relative levels of management and performance fees, and any recent or anticipated one-time events. At this meeting, the Committee established the Economic earnings per share growth rate target for 2012 and the formula by which the incentive pool under that plan would be determined. In addition to a baseline earnings target (for 2012, this target was $4.50 of Economic earnings per share), which would establish an initial discretionary bonus pool of $18.0 million, achievement of a secondary growth target (in 2012, this secondary target was 10% Economic earnings growth), would increase the potential pool for executive officers if Economic earnings exceeded this growth level.

        The Committee also established for each participant in the Executive Incentive Plan the percentage share of the pool that could be earned if the performance target were met, as required under Section 162(m) of the Internal Revenue Code. In 2012, the maximum percentage share allocable to each executive officer was as follows: Sean M. Healey, 40%; Nathaniel Dalton, 22.5%; Jay C. Horgen, 20%; Andrew Dyson, 11.5%; and John Kingston, III, 6.0%.

        In 2012, we achieved growth of approximately 16% in Economic earnings on a per share basis; given that growth, under the Executive Incentive Plan formula $27.5 million was available for payment. Under the Compensation Committee's approach to performance-based compensation, although the performance targets determine the amount available for the payment of bonuses (or, a ceiling for such payments), the Committee uses its independent judgment (guided by the analyses provided by the Committee's independent compensation consultant) to determine the amount of bonus actually paid to each named executive officer, without being constrained by any particular formula (except to the extent of the ceiling of the total pool, or for individual executive officers). The Committee always retains discretion to decrease the amount to be paid to executive officers, and has regularly applied that discretion to reduce executive compensation payments, both in 2012 and in prior years.

        In determining the amount of the bonus to pay, the Committee considered a market cash bonus compensation analysis of our peer universe in developing a total compensation package that was competitive relative to the marketplace for our named executive officers. In making this assessment, the Committee considered Shea & Associates' 2012 peer group review.

        In addition, the Committee evaluates the application and effectiveness of its "pay for performance" principles over the longer term, and in 2012 the fact that AMG has outperformed its peers on a longer term basis (see chart reflecting long-term outperformance on page 11). Furthermore, the Committee also takes into consideration the strategic vision, leadership and execution of the Company's strategy by Mr. Healey and the other executive officers since the Company's initial public offering, and views the longevity and continuity of management as a strategic advantage creating stockholder value.

        Shea & Associates also provided our Compensation Committee with our peer group salary, cash incentive bonus, and long-term equity and total direct compensation pay data for the prior three years, along with analyses of AMG's historical pay levels relative to the comparators' 25th percentile, median and 75th percentile pay levels. Finally, the independent compensation consultant provided projections of compensation activity across the financial services industry for 2012, based upon survey and financial press data.

        In addition, although the Committee does not have specific targets that it applies to such evaluation, the Committee also considered our financial performance and the various factors that may have affected such performance in that year (including market conditions, the possible timing of transactions and new financing arrangements, and the relative levels of management and performance fees), as well as the 2012 financial performance relative to the peer universe. Finally, the Committee also evaluated final compensation determinations in the context of its objective to maximize financial performance and realize appropriate growth returns for our stockholders.

        The Committee determined to maintain the cash bonuses paid to our senior management team at the 2011 levels, leaving $14.6 million in additional cash incentive pool the Committee determined should not be issued.

        The Committee's determinations regarding the amount of performance-based cash compensation to be paid to each executive officer are set forth in the Summary Compensation Table.

2012 Compensation Elements—Equity-based Compensation Awards

        We believe that equity-based compensation awards provide long-term incentives that further the Committee's objective to increase stockholder value and retain our senior management team. Given the Committee's objective to align compensation with increases in stockholder value, the Committee generally intends that the most substantial portion of total compensation be equity-based. Furthermore, since the Committee believes the longevity and continuity of management is a strategic advantage creating stockholder value over the long-term, in granting equity awards the Committee ensures that awards have a long-term focus, vest over multiple years, and, in many cases, have liquidity restrictions over multiple years.

        The Committee grants equity-based incentive compensation awards on the basis of our historical performance (both in terms of Economic earnings growth and increase in stockholder value) and the individual executive officer's contributions to that performance, as well as the expected contribution of the executive officer to our future performance. The Committee also considers the relationship of equity-based compensation awards to the performance-based cash compensation to be paid to each executive officer in any particular year. The Committee further considers equity ownership, including the relative size and structure of historical grants and the portions of an award that are not yet vested, of our executive officers. In addition, the Committee considers the performance and equity-based compensation levels of the Company and our individual executive officers in relationship to the peer group universe, as well as the comparative levels of equity ownership of individual officers at such companies.

        In 2012, the Committee made its determinations concerning total equity grants with the assistance of Shea & Associates, based on the analysis of AMG performance and compensation and equity ownership levels relative to our peer group and the consultant's projections concerning general executive compensation market trends among the universe of financial institutions who are relevant competitors for executive talent, as well as projected future management ownership levels relative to AMG's growth over multi-year time horizons. The Committee evaluates the application and effectiveness of its "pay for performance" principles over the longer term, and observed that the Company either led its peer group in stockholder return in the period since its initial public offering, or was in the top quartile of its peer group by that measure, for the 10, 5, 3 and 1 year periods.

        As noted above, our independent compensation consultant provided our Compensation Committee with comprehensive peer long-term equity and total direct compensation pay data for the prior three years, along with analyses of AMG's historical pay levels relative to the comparators' 25th percentile, median and 75th percentile pay levels. Finally, in its assessments of financial services compensation activity, the independent compensation consultant observed that the size and frequency of full value performance-based/restricted stock and long-term incentive awards would likely increase as many financial institutions continued to pay a larger portion of compensation in the form of equity awards, and that option grants would continue to decline as a compensation tool.

        Given the evolving equity compensation environment, the higher option-pricing model expenses calculated by certain proxy advisory firms in published research reports, and the outstanding options that had been granted to date, the Committee determined to forego option grants for 2012, in favor of continuing to evolve to grants of other forms of equity compensation. In particular, the Committee determined that the increase in 2012 compensation (25% for the named executive officers as a group, and 33% for the CEO) would be in the form of Long-Term Equity Interests Plan grants which generally require holding periods through 2020 and which are vested into over four years' time.

        The Committee had previously implemented Long-Term Equity Interests Plans in 2010 and 2011 to provide an additional long-term tool to align incentives with the creation of stockholder value, and to balance AMG's historical reliance on stock options, and again used a similar plan in 2012. Under the 2012 Long-Term Equity Interests Plan, an equity interest structure similar to the equity structure employed by AMG with its Affiliate principals, a ratable portion of ownership interests in all Affiliates is transferred to a partnership, with cash flow distributions on such interests beginning in 2020. Grants of equity interests in the partnership vest over multiple years; executives may not redeem any portion of their equity interests until 2017, and are required to retain some portion of their equity interests through 2020. Unless certain long-term service requirements are met, AMG may generally elect to repurchase all of the equity interests at any time following the executive's departure from AMG, or in 2020 (in advance of the time cash flow distributions begin on the interests) if the executive continues to be employed at AMG. The fair value of these awards is determined using a discounted cash flow analysis, with key valuation assumptions being projected assets under management, fee rates and discount rates.

        In addition, each named executive officer was granted a performance-based award under the Executive Incentive Plan that was notionally invested, at the election of the named executive officer, in shares of the Company's common stock at the closing price of the Company's common stock on the grant date. The awards under the Executive Incentive Plan are subject to a performance threshold and, only if such performance threshold is met, will vest over multiple years.

        The Company's named executive officer 2012 equity compensation grants are discussed in greater detail in the Executive Compensation Tables section.

Other Incentive and Retention Programs

        In 2006, the Committee established the Deferred Compensation Plan to provide additional retirement plan flexibility for our officers. The plan provides officers and directors the opportunity to voluntarily defer compensation on a pre-tax basis, and to notionally invest such deferred amounts in one or more specified measurement funds. In 2012, no executive officer or director elected to defer compensation under the Deferred Compensation Plan.

Other Elements of Compensation

        We provide a 401(k) Profit Sharing Plan for all employees and generally contribute a percentage of compensation to such plans. We also provide other benefits such as medical, dental and life insurance and disability coverage to all eligible employees.

Perquisites

        Our perquisite compensation is in the lowest quartile of our peer group, as we use only certain perquisite tools (such as medical services, and use of Company aircraft) deemed appropriate by the Committee to meet the objectives of retaining key members of senior management, and optimizing the use of their time and services to the Company. In 2011, the Compensation Committee determined to eliminate the financial planning perquisite for senior management. The Company does not provide tax reimbursements for any perquisite.

Severance and Potential Change in Control Compensation and Benefits

        We generally do not have employment or individual change in control agreements with our executive officers or directors, and possible changes in control are addressed through the acceleration of vesting of equity.

        Upon our change in control, option vesting pursuant to our stock option and incentive plans and the payout of awards under the Executive Incentive Plan and the Long-Term Equity Interests Plans would be accelerated for our executive officers, as well as for any of our employees participating in such plans. Any awards issued after January 1, 2013 are subject to a "double-trigger", requiring a termination of employment without cause or for good reason for accelerated vesting following a change in control.

        In the event of our change in control, as of December 31, 2012, awards held by named executive officers would have accelerated as set forth below. The market value amounts in the table have been calculated using a share price of $130.15, which was the closing price of a share of our common stock on December 31, 2012. The market value associated with the acceleration of options has been calculated by using the "spread" value of the options ($130.15 minus the applicable option exercise price) and multiplying it by the number of shares underlying the option that would accelerate. The value associated with the acceleration of units of profits interests awarded under the Long-Term Equity Interests Plans represents the value of the unvested portion of the award as of December 31, 2012.

Named Executive Officer	Accelerated Options/ Market Value	Accelerated Distribution under the Executive Incentive Plan (# Shares)/Market Value	Accelerated Distribution under the Long-Term Equity Interests Plans (# Units)/Value
Sean M. Healey	337,500/$16,026,000	94,315/$12,275,097	397.42/$10,006,703
Nathaniel Dalton	180,000/$8,356,013	51,849/$6,748,147	228.64/$5,746,524
Jay C. Horgen	146,250/$6,753,413	34,487/$4,488,483	195.81/$4,928,411
Andrew Dyson	37,500/$1,143,375	5,082/$661,422	91.81/$2,236,365
John Kingston, III	56,250/$2,671,000	13,530/$1,760,930	78.78/$1,972,510

        In July 2011, Mr. Dyson joined as an Executive Vice President and Head of Global Distribution and entered into an employment agreement with our wholly-owned subsidiary, Affiliated Managers Group Limited (FSA Reference Number 506689). Pursuant to the agreement, in 2012 Mr. Dyson received an annual base salary of £214,000 ($339,233 U.S., using the average daily exchange rate from January 1, 2012 through December 31, 2012 of 1.5852), and a minimum cash incentive bonus of £918,000 ($1,455,214 U.S., using the average daily exchange rate described above). For one year following his separation from the Company, Mr. Dyson is prohibited from soliciting certain of our employees and from soliciting persons or entities who were clients or prospective clients in the year immediately prior to his termination.

Risk Considerations in our Compensation Programs

        The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and Shea & Associates. The Compensation Committee does not believe the goals or the underlying philosophy of our compensation programs encourage excessive or inappropriate risk taking, nor create risks that are reasonably likely to have a material adverse effect on the Company.

        Throughout our compensation structure, compensation is aligned with increases in stockholder value, and therefore our compensation arrangements do not encourage inappropriate risk taking. The executive officers' salaries are fixed in amount, while bonuses are tied to overall corporate performance (since the Committee always retains discretion to pay less than the amount available for payment under our Executive Incentive Plan formula), and a substantial portion of compensation is in the form of long-term equity awards that further align executives' interests with those of the Company's stockholders. These awards do not encourage excessive or inappropriate risk-taking given that the value of the awards is tied to the Company's stock price, and the awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance. In addition, to further ensure the alignment of compensation with long-term performance, the Company has adopted a clawback policy that allows for the recoupment of performance-based compensation from executive officers in the event of a material restatement of the Company's financial results due to a material error within three years of the original reporting. In the event of such occurrence, the Board will review the facts and circumstances that led to the restatement, and will take such actions as it deems necessary and appropriate (such as the possible recoupment of incentive compensation of an executive officer).

Equity Ownership Guidelines

        We believe that equity ownership guidelines further align the interests of executive officers and directors with those of our stockholders. The guidelines provide that an executive officer or director should own equity in the amount of five times annual base salary (in the case of executive officers) or five times base annual fees for service (in the case of directors), to be achieved over five years from the later of the implementation of these guidelines or becoming an executive officer or director of the Company. All executive officers and directors currently satisfy these equity ownership guidelines.

Equity Grant Policy

        We grant all equity awards, including options, under the terms of an equity grant policy. Generally, we grant equity awards (other than new hire grants) at regularly scheduled meetings of the Compensation Committee, with new hire grants occurring at other meetings (or by written action of all Committee members) as appropriate.

        The Compensation Committee will not approve any equity award grants on any date when it believes, in its reasonable judgment, that there is material non-public information that is reasonably likely to impact the price of our common stock.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") generally disallows a tax deduction for compensation in excess of $1 million paid to any "covered employee" of a publicly held corporation (generally the corporation's chief executive officer and its next three most highly compensated executive officers, excluding the chief financial officer, in the year that the compensation is paid) unless such compensation qualifies as performance-based compensation. The Executive Incentive Plan was designed to permit performance-based compensation to be paid to such covered employees. In implementing our compensation programs during fiscal 2012, we considered, among other things, the Executive Incentive Plan and the opportunities it affords to provide awards that are intended to meet the performance-based compensation exception under Section 162(m), as described above.

        The Committee considers the availability of a tax deduction as one element in designing compensation programs that are intended to reward our executive officers for their contribution to the success of the Company, but the tax impact is not the only element it considers. As such, the Committee may grant awards that do not qualify for an exemption from the deduction limitations under Section 162(m) or that may otherwise be limited as to tax deductibility.

Compensation Committee Report

        The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

PATRICK T. RYAN, Chair
SAMUEL T. BYRNE
HAROLD J. MEYERMAN
JIDE J. ZEITLIN

 Executive Compensation Tables

        The following tables provide information regarding the compensation arrangements for the years indicated to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers during the fiscal year ended December 31, 2012 (collectively, the "named executive officers").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Sean M. Healey	2012	750,000	5,000,000	14,000,000(4)	—	50,156	19,800,156
Chairman and Chief	2011	750,000	5,000,000	4,500,000(5)	4,543,500	69,054	14,862,554
Executive Officer	2010	750,000	7,000,000	5,000,000(5)	7,074,000	144,321	19,968,321
Nathaniel Dalton	2012	500,000	3,000,000	8,350,000(4)	—	39,575	11,889,575
President and Chief	2011	500,000	3,000,000	2,700,000(5)	2,726,100	52,735	8,978,835
Operating Officer	2010	500,000	3,500,000	2,500,000(5)	3,537,000	61,127	10,098,127
Jay C. Horgen	2012	500,000	2,500,000	6,850,000(4)	—	59,837	9,909,837
Chief Financial	2011	500,000	2,500,000	2,250,000(5)	2,271,750	52,310	7,574,060
Officer and Treasurer	2010	500,000	3,250,000	2,500,000(5)	2,829,600	64,323	9,143,923
Andrew Dyson(6)	2012	339,233	1,618,489	1,850,000(4)	—	35,061	3,842,783
Executive Vice	2011	165,446	715,995	2,000,000(5)	1,514,500	18,807	4,414,748
President and Head
of Global Distribution
John Kingston, III	2012	350,000	800,000	1,850,000(4)	—	38,975	3,038,975
Vice Chairman,	2011	350,000	800,000	1,100,000(5)	757,250	38,375	3,045,625
General Counsel	2010	350,000	1,100,000	1,500,000(5)	1,179,000	48,396	4,177,396
and Secretary

(1)
These figures represent performance-based cash incentive awards distributed to the applicable named executive officer pursuant to the Executive Incentive Plan. The performance thresholds associated with these awards are discussed in the Compensation Discussion and Analysis.

(2)
The grant date fair value of stock options was determined using the Black-Scholes option pricing model based on the assumptions discussed in Note 24 to the Company's financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K.

(3)
For 2012, all other compensation consisted of (i) contributions by the Company under its 401(k) Profit Sharing Plan in the amount of $25,000 on behalf of each of Messrs. Healey, Dalton, Horgen and Kingston, and contributions by the Company under its UK pension plan in the amount of $27,139 on behalf of Mr. Dyson, (ii) personal physician benefits or medical benefits with respect to each of the named executive officers, (iii) aircraft usage benefits with respect to each of Messrs. Healey, Dalton and Horgen, and (iv) insurance premiums paid by the Company with respect to term life and long-term disability insurance policies on behalf of each named executive officer. The Company does not provide tax reimbursements for any perquisite.

(4)
Reflects (i) units of profits interests granted under the 2012 Long-Term Equity Interests Plan and (ii) performance-based awards under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock at the closing price of the Company's common stock on the grant date. Profits interests granted under the 2012 Long-Term Equity Interests Plan vest 50% on December 31, 2012 and in 16.67% increments on each of December 31, 2013, 2014 and 2015, are only available for sale to the Company starting in 2017, and have no cash flow distributions until 2020. As discussed under "Share-Based Compensation" in the Company's financial statements for the year ended December 31,

  2012 included in our Annual Report on Form 10-K, the fair value of awards under the 2012 Long-Term Equity Interests Plan is determined using a discounted cash flow analysis, with key valuation assumptions being projected assets under management, fee rates and discount rates. As further discussed in the Compensation Discussion and Analysis, awards under the Executive Incentive Plan are subject to a performance threshold and, only if such performance threshold is met, will vest in four equal annual installments on each of January 1, 2014, 2015, 2016 and 2017 (subject to the recipient remaining employed on such date (with an exception for terminations due to death or disability)). Subject to the satisfaction of such conditions, the awards may be settled in shares of the Company's common stock, at the discretion of the Compensation Committee. Separately, in connection with a 2007 award under the Deferred Compensation Plan, Mr. Horgen also received a distribution in the amount of $125,119 (in the form of 1,304 shares of the Company's common stock).

(5)
Reflects units of profits interests granted under the 2010 and 2011 Long-Term Equity Interests Plans, which vest in 25% increments starting on the date of grant. As discussed under "Share-Based Compensation" in the Company's financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K, the fair value of these awards is determined using a discounted cash flow analysis, with key valuation assumptions being projected assets under management, fee rates and discount rates.

(6)
As an employee of our wholly-owned subsidiary, Affiliated Managers Group Limited (FSA Reference Number 506689), Mr. Dyson's compensation is denominated in British pounds and was translated to U.S. dollars for this Proxy Statement using the average daily exchange rate from January 1, 2012 through December 31, 2012 of 1.5852 US$/GBP.

 Grants of Plan-Based Awards in Fiscal Year 2012

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units of Profits Interests (#)(3)	Grant Date Fair Value of Shares or Units of Profits Interests ($)
Sean M. Healey	12/14/2012	4,800,000	5,000,000	11,000,000	—	35,181	—		4,500,000
Chairman and Chief Executive Officer	12/31/2012							366.94	9,500,000
Nathaniel Dalton	12/14/2012	2,700,000	3,000,000	6,200,000	—	22,282	—		2,850,000
President and Chief Operating Officer	12/31/2012							212.44	5,500,000
Jay C. Horgen	12/14/2012	2,400,000	2,500,000	5,500,000	—	17,591	—		2,250,000
Chief Financial Officer and Treasurer	12/31/2012							177.67	4,600,000
Andrew Dyson	12/14/2012	1,450,000	1,618,489	3,000,000	—	5,082	—		650,000
Executive Vice President and Head of Global Distribution	12/31/2012							46.35	1,200,000
John Kingston, III	12/14/2012	750,000	800,000	1,800,000	—	5,082	—		650,000
Vice Chairman, General Counsel and Secretary	12/31/2012							46.35	1,200,000

(1)
These figures represent the portion of the aggregate Executive Incentive Plan pool allocated to each named executive officer in connection with the achievement of certain performance thresholds relating to the Company's Economic earnings for 2012, as further discussed in the Compensation Discussion and Analysis.

(2)
Represents performance based awards granted to the named executive officers under the Executive Incentive Plan. These awards will only be earned if the performance target established by the Compensation Committee (a target of $5.00 of Economic earnings per share) is attained. Each award was expressed as a dollar amount and then was notionally invested, at the election of the named executive officer, in shares of Company common stock at the closing price of a share of the Company's common stock on the grant date. The awards vest in 25% increments on each of January 1, 2014, 2015, 2016 and 2017. The target numbers of shares reported in the table have been calculated based on the closing price of the Company's common stock on the grant date ($127.91). See footnote (4) to the Summary Compensation Table for additional information regarding these awards.

(3)
The awards of units of profits interests were made under the 2012 Long-Term Equity Interests Plan, and vest 50% on December 31, 2012 and in 16.67% increments on each of December 31, 2013, 2014 and 2015. See footnote (4) to the Summary Compensation Table for additional information regarding these awards, including the determination of fair value.

 Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Profits Interests That Have Not Vested (#)(1)	Number of Shares of Stock That Have Not Vested (#)(2)	Market or Payout Value of Units of Profits Interests or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested ($)
Sean M. Healey	132,500	(4)	—	63.38	11/30/2014	397.42	59,134	17,702,993	35,181	4,578,807
Chairman and	213,814	(5)	—	48.38	11/3/2015
Chief Executive	110,889	(6)	37,500	62.04	7/21/2016
Officer	112,500	(6)	37,500	65.51	12/2/2016
	75,000	(7)	75,000	62.91	7/20/2017
	75,000	(7)	75,000	95.82	12/14/2017
	37,500	(8)	112,500	99.66	7/19/2018
Nathaniel Dalton	55,000	(4)	—	63.38	11/30/2014	228.64	29,567	9,594,669	22,282	2,900,002
President and	153,158	(5)	—	48.38	11/3/2015
Chief Operating	53,028	(6)	18,750	62.04	7/21/2016
Officer	56,250	(6)	18,750	65.51	12/2/2016
	37,500	(7)	37,500	62.91	7/20/2017
	37,500	(7)	37,500	95.82	12/14/2017
	22,500	(8)	67,500	99.66	7/19/2018
Jay C. Horgen	31,909	(5)	—	48.38	11/3/2015	195.81	16,896	7,127,425	17,591	2,289,469
Chief Financial	15,000	(6)	15,000	62.04	7/21/2016
Officer and	15,000	(6)	15,000	65.51	12/2/2016
Treasurer	15,000	(7)	30,000	62.91	7/20/2017
	30,000	(7)	30,000	95.82	12/14/2017
	18,750	(8)	56,250	99.66	7/19/2018
Andrew Dyson	12,500	(8)	37,500	99.66	7/19/2018	91.81	—	2,236,365	5,082	661,422
Executive Vice President and Head of Global Distribution
John Kingston, III	70,000	(4)	—	63.38	11/30/2014	78.78	8,448	3,072,017	5,082	661,422
Vice Chairman,	36,834	(5)	—	48.38	11/3/2015
General Counsel	15,528	(6)	6,250	62.04	7/21/2016
and Secretary	18,750	(6)	6,250	65.51	12/2/2016
	12,500	(7)	12,500	62.91	7/20/2017
	12,500	(7)	12,500	95.82	12/14/2017
	6,250	(8)	18,750	99.66	7/19/2018

(1)
The awards of units of profits interests were made under the Long-Term Equity Interests Plans. Awards under the 2010 Long-Term Equity Interests Plan vest in 25% increments on each of December 31, 2010, 2011, 2012 and 2013. Awards under the 2011 Long-Term Equity Interests Plan vest in 25% increments on each of December 31, 2011, 2012, 2013 and 2014. Awards under the 2012 Long-Term Equity Interests Plan vest 50% on December 31, 2012 and in 16.67% increments on each of December 31, 2013, 2014 and 2015. See footnotes (4) and (5) to the Summary Compensation Table for additional information regarding these awards.

(2)
Represents performance-based awards granted in April 2009 under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock. The awards vested in 10% increments on each of December 31, 2010 and 2011, and in 40% increments on each of

  December 31, 2012 and 2013 and, to the extent vested, will be settled in January 2014. In the discretion of the Compensation Committee, the awards may be settled in shares of the Company's common stock.

(3)
Represents performance-based awards granted in December 2012 under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock. The awards are subject to a performance threshold and, only if such performance threshold is met, will vest in four equal annual installments on each of January 1, 2014, 2015, 2016 and 2017 (subject to the recipient remaining employed on such date (with an exception for terminations due to death or disability)).

(4)
The options were granted on November 30, 2004 and were fully vested upon grant, subject to transfer restrictions which lapsed according to the following schedule: 10% on each of December 31, 2005, 2006 and 2007; and approximately 23% on each of December 31, 2008, 2009 and 2010.

(5)
The options were granted on November 3, 2008 and vested in 25% increments on each of December 31, 2009, 2010, 2011 and 2012.

(6)
The options were granted on July 21, 2009 and December 2, 2009, respectively, and vest in 25% increments on each of December 31, 2010, 2011, 2012 and 2013.

(7)
The options were granted on July 20, 2010 and December 14, 2010, respectively, and vest in 25% increments on each of December 31, 2011, 2012, 2013 and 2014.

(8)
The options were granted on July 19, 2011 and were subject to a performance threshold. Following the achievement of the performance threshold, the awards vest in 25% increments on each of December 31, 2012, 2013, 2014 and 2015 for Messrs. Healey, Dalton, Horgen, and Kingston, and on each of January 1, 2012, 2013, 2014 and 2015 for Mr. Dyson.

 Option Exercises and Stock Vested in Fiscal Year 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Number of Units of Profits Interests Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Sean M. Healey	130,000	8,469,593	59,134	320.21	15,862,126
Chairman and Chief
Executive Officer
Nathaniel Dalton	118,222	6,852,396	29,567	182.31	8,490,150
President and Chief
Operating Officer
Jay C. Horgen	110,723	5,749,548	16,895	157.21	6,206,832
Chief Financial Officer
and Treasurer
Andrew Dyson	—	—	—	57.49	1,418,182
Executive Vice President
and Head of Global
Distribution
John Kingston, III	76,695	5,037,273	8,448	59.91	2,622,007
Vice Chairman,
General Counsel and
Secretary

(1)
Reflects the aggregate value realized upon exercise, without giving effect to taxes. The exercise price of the options ranged from $45.27 to $65.61, in each case the fair market value on the date of grant.

(2)
Reflects the portion vested in 2012 of performance-based awards granted under the Executive Incentive Plan in April 2009 that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock. To the extent vested, the awards will be settled in January 2014.

(3)
Reflects the portion vested in 2012 of awards of units of profits interests granted under the 2010, 2011 and 2012 Long-Term Equity Interests Plans. See footnotes (4) and (5) to the Summary Compensation Table for additional information regarding these awards.

(4)
Represents the value of the vested portion of the awards on December 31, 2012. The terms of the applicable awards do not permit the disposition of the awards until prior to, in the case of awards granted under the Executive Incentive Plan, 2014 and, in the case of awards granted under the Long-Term Equity Interests Plans, 2016 at the earliest (in each case, with certain limited exceptions such as death or disability).

Director Compensation

        At the request of the Compensation Committee, Shea & Associates regularly provides a review of director compensation in the broad peer universe and most comparable peer universe. This analysis includes data on total compensation for directors at such peer companies, as well as on the individual components of that compensation, such as annual retainers, meeting fees and equity awards. Shea & Associates also provides comparative data from time to time on compensation by board position (such as committee chairs and lead directors), and information on the nature of the service of particular directors in their various capacities (e.g., lead directors) at such companies. Shea & Associates also provides information from time to time to the Compensation Committee on trends in director compensation.

        In determining current compensation levels for the Company's directors, the Compensation Committee's objective is that cash compensation be set at or near the median in comparison to directors at public companies within our peer universe, while equity compensation linked to stockholder value be higher on a relative basis. The annual fee for service by non-management directors is $80,000. Directors do not receive quarterly meeting fees. Committee fees are as follows: members of the Audit Committee receive an annual fee of $20,000, with the Chair receiving an annual fee of $35,000; members of the Compensation Committee receive an annual fee of $17,000, with the Chair receiving an annual fee of $20,000; and members of the Nominating and Governance Committee receive an annual fee of $13,000, with the Chair receiving an annual fee of $15,000. The Chair of each Committee receives the annual Chair fee in lieu of the Committee fee. In addition, the lead director receives a fee of $100,000 for his active role as principal liaison with management of the Company and for his services as the principal contact on our Board of Directors for our stockholders and other interested parties. All directors of the Company are provided information technology and support by the Company and are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees as well as Board related activities.

        Equity grant determinations for directors are made consistent with the Compensation Committee's philosophy that compensation should be directly linked to increases in stockholder value. Directors are granted awards, on a semi-annual basis, under the Deferred Compensation Plan, in an aggregate amount of $80,000. The directors may determine how these awards are invested, and to date, they have elected to invest all awards in the stock unit fund under the Deferred Compensation Plan. The number of stock units subject to each award is determined based on the fair market value of the Company's common stock on the grant date, with each stock unit representing one share of the Company's common stock. Directors also receive semi-annual stock option grants, with an aggregate annual grant date Black Scholes value of $120,000. Each of these awards is subject to vesting, in 25% increments over four years. This vesting period is longer than the 1-3 year vesting schedules employed by companies in our peer group and across the market more generally.

Director Compensation in Fiscal Year 2012

        The following table sets forth information regarding the compensation earned by the Company's non-management directors in 2012. For compensation information with respect to Mr. Healey, and his services as the Company's Chairman and Chief Executive Officer, please see the Summary Compensation Table and other accompanying compensation tables. Mr. Healey receives no additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Samuel T. Byrne	110,000	80,118	120,052(2)	—	310,170
Dwight D. Churchill	100,000	80,118	120,052(2)	—	300,170
Harold J. Meyerman	232,000	80,118	120,052(2)	—	432,170
William J. Nutt	85,000	80,118	120,052(2)	—	285,170
Tracy P. Palandjian	75,000	120,156	180,070(2)	—	375,226
Rita M. Rodriguez	128,000	80,118	120,052(2)	—	328,170
Patrick T. Ryan	105,000	80,118	120,052(2)	—	305,170
Jide J. Zeitlin	110,000	80,118	120,052(2)	—	310,170

(1)
These figures represent semi-annual grants under the Deferred Compensation Plan, which awards were notionally invested, pursuant to an election by each director, in shares of AMG common stock. The number of stock units subject to each award is determined based on the fair market value of the Company's common stock on the grant date, with each stock unit representing one share of the Company's common stock. The awards may be settled in shares of common stock, as determined by the plan administrator. The Company granted awards to each director on July 24, 2012 (vesting 25% on each of January 1, 2013, 2014, 2015 and 2016) and December 14, 2012 (vesting 25% on each of

  January 1, 2014, 2015, 2016 and 2017). The Company also granted Ms. Palandjian, who became a director on March 3, 2012, an award on such date (vesting 25% on each of March 3, 2012, 2013, 2014 and 2015). The grant date fair value of the awards granted on March 3, 2012, July 24, 2012 and December 14, 2012, computed in accordance with FASB ASC Topic 718 (formerly SFAS No. 123R), is $40,038, $40,082 and $40,036, respectively. At December 31, 2012, the aggregate unvested portion of awards made under the Deferred Compensation Plan (measured in shares of common stock) was as follows: Mr. Byrne: 2,383; Mr. Churchill: 2,218; Mr. Meyerman: 2,545; Mr. Nutt: 2,545; Ms. Palandjian: 978; Dr. Rodriguez: 2,545; Mr. Ryan: 2,545; and Mr. Zeitlin: 2,545.

(2)
The Company granted 1,762 stock options to each director on July 24, 2012 (vesting 25% on each of December 31, 2012, 2013, 2014 and 2015) and 1,411 stock options to each director on December 14, 2012 (vesting 25% on each of December 31, 2013, 2014, 2015 and 2016). The Company also granted Ms. Palandjian 1,694 stock options on March 3, 2012 (vesting 25% on each of March 3, 2012, 2013, 2014 and 2015). The grant date fair value of the stock options granted on March 3, 2012, July 24, 2012 and December 14, 2012, computed in accordance with FASB ASC Topic 718 (formerly SFAS No. 123R), is $60,018, $60,014 and $60,038, respectively. At December 31, 2012, the number of shares of common stock subject to stock options held by each director was as follows: Mr. Byrne: 19,165; Mr. Churchill: 15,670; Mr. Meyerman: 53,299; Mr. Nutt: 75,799; Ms. Palandjian: 4,867; Dr. Rodriguez: 52,094; Mr. Ryan: 53,299; and Mr. Zeitlin: 75,799. See Note 24 to the Company's financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K for a discussion of the assumptions used in calculating the grant date fair value of stock options.

Equity Compensation Plan Information

        The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2012:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	3,106,699	$74.47	3,438,823
Equity compensation plans not approved by stockholders(2)	656,876	$72.05	10,958
Total	3,763,575	$74.04	3,449,781

(1)
Consists of the Amended and Restated 1997 Stock Option and Incentive Plan, the 2006 Stock Option and Incentive Plan and the 2011 Stock Option and Incentive Plan.

(2)
Consists of the Amended and Restated 2002 Stock Option and Incentive Plan. The 10,958 shares available for issuance under such plan may also be issued pursuant to deferred stock awards, restricted stock awards, unrestricted stock awards, performance share awards or dividend equivalent rights.

 PROPOSAL 2: APPROVAL OF THE COMPANY'S
2013 INCENTIVE STOCK AWARD PLAN

Introduction

        On April 23, 2013, the Board of Directors adopted the 2013 Incentive Stock Award Plan (the "2013 Plan"), subject to stockholder approval at the Annual Meeting. The 2013 Plan will permit the issuance of up to 2,000,000 shares of our common stock in the form of awards of restricted stock, unrestricted stock, stock units (including restricted stock units), and performance awards. The Company's stockholder-approved 2011 Stock Option and Incentive Plan (the "2011 Plan") only permits the issuance of common stock through the award of stock options or stock appreciation rights. The Board of Directors believes that, by providing for the issuance of additional kinds of stock-based awards, the 2013 Plan will provide increased flexibility to implement the Company's objective of retaining and motivating key personnel, upon whose judgment, initiative and efforts the Company depends for sustained growth and profitability. In addition, the implementation of the 2013 Plan will provide greater flexibility as the Company's compensation philosophy evolves from stock option grants to grants of other forms of equity ownership.

        Approval of the 2013 Plan requires the affirmative vote of a majority of the shares of common stock cast on the matter. Abstentions and broker non-votes will have no effect on the outcome of the proposal. The NYSE listing standards require that a majority of the outstanding shares must be voted on the proposal, and that a majority of those voted shares approve the 2013 Plan.

Benefits and Key Features of the 2013 Plan

        The 2013 Plan is an important compensation tool designed to retain and motivate the Company's officers, other employees, directors and key persons (including consultants and advisors) of the Company and its affiliates who are responsible for or contribute to the management, growth or profitability of the Company and its affiliates, while providing incentives for such persons to create shareholder value. The following is a summary of certain key features of the 2013 Plan:

  •
  No Liberal Share Counting: The number of shares that will be available for awards under the 2013 Plan is 2,000,000. Shares of common stock withheld by the Company to satisfy a participant's tax withholding obligations with respect to an award will not be added back to the shares of common stock available for issuance under the 2013 Plan.

  •
  Performance-Based Awards. The 2013 Plan permits the administrator to grant performance-based awards intended to qualify for the exemption from the deduction limitations of Section 162(m) of the Code ("Section 162(m)").

Summary of Outstanding Equity Awards and Certain Additional Information

        After reflecting option activity in the first quarter of 2013, including exercises, as of March 31, 2013, there were:

  •
  52,737,737 shares of common stock outstanding (which is also the amount outstanding as of the record date) and 7,815,055 shares reserved for issuance upon conversion of the Company's convertible trust preferred securities and convertible notes;

  •
  3,307,535 shares of common stock reserved for issuance pursuant to the exercise of outstanding stock options under the existing stock option plans of the Company

  –
  with a weighted average grant price of $75.25;

  –
  with a weighted average remaining term of 3.99 years; and

  –
  62.4% of which were vested as of March 31, 2013 and continued to be held by employees.

  •
  3,449,781 shares of common stock available for grant under our existing stock option plans (please see the "Equity Compensation Plan Information" table for additional detail); and

  •
  No stock appreciation rights or shares of restricted stock outstanding.

Recommendation of the Board of Directors

        The Board of Directors believes that the approval of the 2013 Plan is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company's stockholders vote FOR this proposal.

Summary of the 2013 Plan

        The following description is only a summary of the material features of the 2013 Plan and does not describe all of its provisions. A copy of the 2013 Plan is included in this Proxy Statement as Appendix A.

        Introduction.    The 2013 Plan permits the grant of restricted stock, unrestricted stock, stock units, restricted stock units, and performance awards. The 2013 Plan is not required to be qualified under Section 401 of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Shares Subject to the 2013 Plan.    2,000,000 shares of common stock have been authorized and reserved for issuance under the 2013 Plan. Awards on no more than 200,000 shares of common stock may be granted to any one individual (other than a non-employee director) in any calendar year and awards on no more than 2,000 shares of common stock may be granted to any non-employee director in any calendar year. Shares of common stock underlying any award that is forfeited, cancelled or satisfied without the issuance of shares of common stock or otherwise terminated will be added back to the shares of common stock available for issuance under the 2013 Plan. Any shares of common stock withheld by the Company to satisfy a participant's tax withholding obligations with respect to an award will not be added back to the shares of common stock available for issuance under the 2013 Plan.

        Plan Administration.    The 2013 Plan will be administered by the Compensation Committee of the Board of Directors. All members of the Compensation Committee must be "non-employee directors" as that term is defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" as defined in Section 162(m) and the regulations promulgated thereunder. The Compensation Committee, acting as the administrator of the 2013 Plan (in such role the Compensation Committee will be referred to as the "administrator"), will have the discretionary authority, to interpret the 2013 Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award, prescribe forms, rules and procedures, and do all things necessary to carry out the purposes of the 2013 Plan, all subject to the provisions of the 2013 Plan. All determinations of the administrator made under the 2013 Plan will be conclusive and will bind all parties. The administrator may, in its discretion, delegate (i) to one or more members of the Board (including members of the Compensation Committee) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant stock units (including restricted stock units) to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate.

        Eligibility.    Persons eligible to participate in the 2013 Plan are those officers, employees and directors and other key persons (including consultants and advisors) of the Company and its affiliates who are responsible for or contribute to the management, growth or profitability of the Company and its affiliates, as selected from time to time by the administrator in its sole discretion. The Company's non-employee directors are also eligible to receive awards under the 2013 Plan. Eligibility is further limited to those persons as to whom the use of a Form S-8 registration statement is permissible, subject to any express exceptions established by the administrator. It is anticipated that approximately 100 persons will be eligible to participate in the 2013 Plan.

        Stock Awards; Stock Units.    Restricted or unrestricted shares of common stock, and restricted or unrestricted stock units, may be awarded under the 2013 Plan. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited, redelivered or resold to the Company unless specified conditions are satisfied and that the shares remain nontransferable until vested. Subject to such conditions that may be imposed by the administrator, the recipient of an award of restricted stock has all the rights of a stockholder, including the right to vote and to receive dividends. A stock unit is an unfunded and unsecured promise, denominated in shares of common stock, to deliver shares of common stock or cash measured by the value of such shares in the future. Stock units may be awarded subject to vesting and other conditions and restrictions but, unlike awards of restricted stock, do not give the holder the rights of a stockholder unless and until actual shares of common stock are delivered in the future.

        Performance Awards.    The administrator may also grant awards under the 2013 Plan that are conditioned on the satisfaction of performance criteria. The maximum number of shares of common stock subject to awards granted to any person (other than a non-employee director) in any calendar year will be 200,000 shares and the maximum number of shares of common stock subject to awards granted to any non-employee director in any calendar year will be 2,000 shares. These per-individual limits will be construed in a manner consistent with Section 162(m). The performance criteria used in connection with a particular performance award will be determined by the administrator; these criteria apply both to the performance award and the right to any dividend or dividend equivalents under that award. Persons eligible for performance awards are those persons described immediately above as eligible to participate in the 2013 Plan generally under "Eligibility".

        The 2013 Plan requires that awards intended to qualify for the exemption from the deduction limitations of Section 162(m) be based on the attainment of specified performance criteria pre-established by the administrator in writing. The performance criteria under the 2013 Plan will be economic net income and/or economic earnings per share meeting a target level set by the administrator for a performance period. Economic net income and economic earnings per share are non-GAAP performance measures used by the Company as our principal performance benchmarks. Generally speaking, economic net income is based on the Company's net income, increased by certain non-cash expenses relating to its acquisition of interests in our investment management firms. These non-cash expenses include amortization and impairments, deferred taxes, non-cash imputed income expenses and non-cash expenses related to non-dilutive equity transfers between the Company's affiliate management partners. Economic earnings per share represents our economic net income on a fully-diluted per share basis. Under the 2013 Plan, for any fiscal year, economic net income is defined as the Company's "economic net income", as defined in, and calculated in a manner consistent with the Company's presentation of such measure in its financial disclosures filed with the Securities and Exchange Commission on Form 10-K for such fiscal year and economic earnings per share is defined as economic net income calculated on a per share basis in a manner consistent with the Company's presentation of such measure in its financial disclosures filed with the Securities and Exchange Commission on Form 10-K for such fiscal year. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the administrator may provide in the case of any performance award that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria. The administrator will determine whether performance criteria chosen for a particular award have been met. A performance period will be a period of at least one full fiscal year of the Company and may be a period of more than one year.

        In general, the administrator considers the availability of a tax deduction as one element in designing the Company's compensation programs, but the tax impact is not the only element it considers. The administrator may therefore grant awards under the 2013 Plan that do not qualify for an exemption from the deduction limitations under Section 162(m) or that may otherwise be limited as to tax deductibility.

        Transferability.    Awards under the 2013 Plan may not be transferred other than by will or by the laws of descent and distribution except that the administrator may also provide in an award agreement that such award may be transferred to members of a participant's immediate family, to trusts for the benefit of such family members or to partnerships in which the family members are the only partners, provided that the transferee (and, as required by the administrator, the beneficiaries, partners or members of such transferee) agrees in writing with the Company to be bound by all of the terms and conditions of the 2013 Plan and the applicable award agreement.

        Trading Policy Restrictions.    Awards under the Plan shall be subject to the Company's Insider Trading Policy and Procedures, as such may be amended and/or restated from time to time.

        Termination of Service.    In general, unless the administrator expressly provides otherwise, upon termination of a participant's employment or other service relationship with the Company or its affiliates for any reason, including a termination without cause, an unvested award will be forfeited without consideration. Unless the administrator expressly provides otherwise, a participant's employment or service relationship with the Company and its affiliates will be deemed to continue for so long as the participant is employed by or otherwise continues to provide services to the Company or its affiliates, whether as an employee or as a non-employee service provider (such as a consultant, advisor or director).

        Tax Withholding.    Participants under the 2013 Plan are responsible for the payment of any federal, state or local taxes that may become due in connection with the delivery, vesting or retention of shares of stock under an award. The Company may deduct any such taxes from any payment otherwise due to a participant. Subject to the administrator's approval, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold from shares of common stock otherwise issuable or by transferring to the Company shares of common stock having a value equal to the amount of such taxes.

        Amendments and Termination.    The administrator may at any time amend the 2013 Plan or any outstanding award for any purpose that may at the time be permitted by law, including for the purpose of satisfying applicable law, and may at any time terminate the 2013 Plan as to any future grants of awards; provided, that, except as otherwise expressly provided in the 2013 Plan, the administrator may not without the participant's consent alter the terms of an award so as to affect materially and adversely the participant's rights under the award, unless the administrator expressly reserved the right to do so at the time the award was granted. Any amendment to the 2013 Plan will be conditioned upon stockholder approval only to the extent, if any, that such approval is required by law, as determined by the administrator.

        Adjustments to Awards.    As a result of certain transactions (such as any stock dividend, stock split, reverse stock split, recapitalization or other similar change in the Company's capital stock), the administrator will make appropriate adjustments to (i) the number and kind of shares of common stock or securities subject to awards then outstanding or subsequently granted and to any other provision of awards affected by such transactions, (ii) the maximum number of shares of common stock that may be subject to awards granted to any person in any calendar year, and (iii) the maximum number of shares that may be delivered upon satisfaction of awards under the 2013 Plan. The administrator may also make adjustments to take into account other distributions to stockholders or any other event if the administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2013 Plan and to preserve the value of awards made under the 2013 Plan, having due regard for the requirements of Section 409A of the Code and for the performance-based compensation rules of Section 162(m), where applicable. The administrator may grant awards under the 2013 Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company or an affiliate as the result of a merger or consolidation of the employing corporation with the Company or an affiliate or the acquisition by the Company or an affiliate of property or stock of the employing corporation. The administrator may direct that the substitute awards be granted on such terms and conditions as the administrator considers appropriate in the circumstances. Shares that may be delivered under these substitute awards would be in addition to the total number of shares issuable under the 2013 Plan, as described above.

        Corporate Transactions.    In the event of a consolidation or merger or a sale, lease, exchange or other transfer of all or substantially all of the Company's assets or a liquidation of the Company, and except as otherwise provided in an award agreement, the administrator may, among other things, provide for the assumption of some or all awards, the grant of substitute awards, a cash-out payment with respect to some or all awards, or if there is no such assumption, substitution or cash-out, the acceleration of awards. In general, awards (other than outstanding shares of restricted stock (as discussed below) and any awards that are assumed) will terminate upon the consummation of such corporate transaction. Shares of restricted stock will be treated in the same manner as other shares of common stock and may, in the discretion of the administrator, contain such restrictions, if any, as the administrator deems appropriate to reflect any performance or other vesting conditions to which the award was subject that did not lapse (and were not satisfied) in connection with the corporate transaction. In the case of restricted stock that does not vest in connection with the corporate transaction, the administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such restricted stock in connection with the corporate transaction be placed in escrow or otherwise made subject to such restrictions as the administrator deems appropriate to carry out the intent of the 2013 Plan.

        Change of Control Provisions.    Except as otherwise provided in an applicable award agreement, in the event of termination of a participant's employment by the Company without cause (as defined in the applicable award agreement) or termination of the participant's employment by the participant for good reason (as defined in the applicable award agreement), in either case occurring within the two-year period following a change of control (defined below), each then outstanding award granted under the 2013 Plan held by such participant shall automatically become fully vested and free of any restrictions on transfer. For this purpose a "change of control" generally includes an event in which any person, directly or indirectly, becomes the beneficial owner of 25% or more of the voting power of the Company's voting securities. A change of control also includes the consummation of any consolidation or merger where the Company's stockholders immediately before such consolidation or merger would not own immediately after such consolidation or merger at least 50% of the voting shares of the surviving corporation or other business entity (or its ultimate parent). Finally, a change of control also includes the consummation of a sale, lease, exchange or other transfer of all or substantially all of the Company's assets as well as the Company's liquidation or dissolution.

        New 2013 Plan Benefits.    The future benefits or amounts that would be received under the 2013 Plan by executive officers, non-executive officer employees and non-employee directors are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2013 Plan had been in effect would have been discretionary and are, therefore, indeterminable.

        Coordination with Other Plans.    Awards under the 2013 Plan may be granted in tandem with, satisfaction of, or substitution for other awards under the 2013 Plan or awards made under other compensatory plans or programs of the Company or its affiliates. All shares delivered under the 2013 Plan in satisfaction of awards made under any other Company plan would reduce the number of shares of common stock available under the 2013 Plan.

        Registration Statement.    If stockholders approve the 2013 Plan, the Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register the shares of common stock that may be issuable pursuant to the 2013 Plan. This registration statement is expected to become effective upon filing.

Federal Tax Effects

        The following discussion summarizes certain U.S. federal income tax consequences of transactions under the 2013 Plan. This discussion does not describe all U.S. federal income tax consequences under the 2013 Plan, nor does it describe state, local, foreign tax or all U.S. federal non-income tax consequences. Participants should consult their own tax advisors about potential tax consequences of participating in the 2013 Plan.

        Restricted Stock.    A participant generally realizes no taxable income at the time shares of restricted stock are awarded. When the restriction (the risk of forfeiture) lapses, a participant generally will have ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any.

        A participant may make an election under Section 83(b) of the Code to be taxed on shares of restricted stock at the time they are acquired rather than later, when the substantial risk of forfeiture lapses. The so-called "83(b) election" must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. If the participant makes an effective 83(b) election, the participant will realize ordinary income equal to the fair market value of the shares as of the time of such transfer, less any amount paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If the participant makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.

        For purposes of determining capital gain or loss on a sale of shares awarded under the 2013 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer of such shares to the participant. However, if the participant makes an effective 83(b) election in connection with an award or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of the amount paid by the participant to acquire the shares (if any) over the amount (if any) reimbursed in connection with the forfeiture.

        Stock Units. A participant generally realizes no taxable income at the time stock units are awarded. When a participant actually acquires the shares of stock underlying the stock units (unless the shares are restricted) or actually receives a cash payment in lieu of shares, the participant will realize ordinary income equal to the value of the shares at that time. If the shares delivered are shares of restricted stock, the participant will instead be subject at that time to the rules described above under "Restricted Stock".

        Section 162(m).    Under Section 162(m), certain remuneration in excess of $1 million may be nondeductible if paid to any "covered employee" of a publicly held corporation (generally the corporation's chief executive officer and its next three most highly compensated executive officers, excluding the chief financial officer, in the year that the compensation is paid), unless an exemption applies.

        Section 409A.    Awards under the 2013 Plan are intended either to be exempt from the rules of Section 409A of the Code ("Section 409A") or to satisfy those rules, and shall be construed accordingly. Granted awards may be modified at any time, in the administrator's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. If awards were subject to Section 409A and the requirements of Section 409A were not satisfied, the holders of such awards generally would be subject to current tax plus a 20% penalty tax and, in some cases, additional interest on the amount of compensation deferred under such awards, as determined under Section 409A.

        Certain Change of Control Payments.    Under the Code, the vesting and payments of awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the corporation.

 PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), we are again providing for a non-binding, advisory vote for stockholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        While this vote is advisory and not binding on the Company or the Board of Directors, the Board and the Compensation Committee value the opinions of our stockholders, and will continue to consider the outcome of the vote when making future compensation decisions for our named executive officers.

        In considering your vote on the resolution below, please review the Compensation Discussion and Analysis beginning on page 11 of this Proxy Statement. The Compensation Discussion and Analysis describes the Company's executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in 2012 with respect to the compensation of our named executive officers.

        Our executive compensation program is designed to enable the Company to attract, motivate and retain key persons while, at the same time, creating a close relationship between performance and compensation. In addition, the Company regularly reviews its compensation program and the overall compensation package paid to each of its named executive officers, including through the engagement of an independent compensation consultant, to assess risk and to ensure that the program is structured appropriately in order to obtain the Company's strategic goals.

        Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.

Recommendation of the Board of Directors

        For the above reasons, the Board of Directors unanimously recommends that the Company's stockholders vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will consider, among other factors, the outcome of the vote when determining future compensation arrangements for our named executive officers.

 PROPOSAL 4: RATIFICATION OF THE
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year, subject to ratification by the Company's stockholders at the Annual Meeting. PricewaterhouseCoopers has acted as the Company's independent registered public accounting firm since the Company's inception. The Company has been advised by PricewaterhouseCoopers that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the "PCAOB") and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the SEC. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

        Although stockholder ratification of the selection of PricewaterhouseCoopers is not required, the Board of Directors is nevertheless submitting the selection of PricewaterhouseCoopers to the stockholders for ratification. Should the selection of PricewaterhouseCoopers not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of PricewaterhouseCoopers is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its stockholders.

        Ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions will have no effect on this proposal.

Recommendation of the Board of Directors

        The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company's stockholders vote FOR this proposal.

 AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of Dr. Rodriguez, Messrs. Churchill and Meyerman, and Ms. Palandjian, each an independent director of the Company, with Dr. Rodriguez serving as the Chair of the Audit Committee.

        The Audit Committee's purpose is to assist the Board of Directors in oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors has determined in its business judgment that all members of the Audit Committee are "independent" as is required by the listing standards of NYSE and under the SEC rules.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the PCAOB.

        In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, formerly Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers is in fact "independent."

        The Audit Committee operates pursuant to a charter that was most recently adopted by the Board of Directors in October 2012 and is available on the Company's website at www.amg.com.

  RITA M. RODRIGUEZ, Chair
  DWIGHT D. CHURCHILL
  HAROLD J. MEYERMAN
  TRACY P. PALANDJIAN

Principal Accountant Fees and Services

        The following table sets forth information regarding the fees for professional services rendered by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, in each of the last two fiscal years:

Type of Fee	Year Ended December 31, 2011	Year Ended December 31, 2012
Audit Fees(1)	$4,728,864	$5,452,446
Audit-Related Fees(2)	675,418	697,280
Tax Fees(3)	2,557,294	2,374,010
All Other Fees	—	—

(1)
Represents fees for professional services rendered in connection with the audit of the Company's annual financial statements, reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q, issuances of consents and services related to the implementation of accounting standards.

(2)
Represents fees for due diligence procedures in connection with new investments, research assistance on accounting-related issues, benefit plan audits, issuances of the Global Investment Performance Standards (GIPS) performance verification and internal controls reports such as those pursuant to Statement on Standards for Attestation Engagements No. 16.

(3)
Represents fees for income tax compliance and domestic and international tax planning as well as tax due diligence procedures in connection with new investments.

        In making its determination regarding the independence of PricewaterhouseCoopers, the Audit Committee considered whether the provision of the services covered in the sections entitled "Audit-Related Fees" and "Tax Fees" was compatible with maintaining such independence. All of the work performed by PricewaterhouseCoopers was performed by full-time employees of the firm.

        The retention of the independent registered public accounting firm to audit the Company's financial statements is approved each year by the Audit Committee. At the beginning of the year, the Audit Committee also evaluates other potential engagements by the Company of the accounting firm and approves or rejects each service considering (among other factors) the possible impact of each non-audit service on the accounting firm's independence from management. In accordance with its charter, the Audit Committee pre-approves all auditing services and the terms thereof and any non-audit services provided by the independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee carefully considers the fees that are proposed to be paid in connection with the approval of audit and non-audit services, and then closely monitors the fees incurred in connection with the provision of such services throughout the year. At each meeting, the Audit Committee receives updates from management on the services that have been provided and fees incurred; from time to time, the Audit Committee may also consider and approve the provision of additional services. In the event that a need arises for the approval of additional services between meetings, the services would be considered and provisionally approved by a designated member of the Audit Committee who would present the scope and fees of the services provisionally pre-approved at the following meeting of the Audit Committee.

 SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 15, 2013 (unless otherwise noted) regarding the beneficial ownership of common stock by (i) persons or "groups" (as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of the common stock of the Company, (ii) named executive officers, (iii) directors and (iv) directors and executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Common Stock(2)
BlackRock, Inc.(3)	3,203,034	6.18%
Sean M. Healey(4)	706,549	1.33%
Nathaniel Dalton(5)	422,920	*	%
Jay C. Horgen(6)	136,069	*	%
Andrew Dyson(7)	25,000	*	%
John Kingston, III(8)	205,657	*	%
Samuel T. Byrne(9)	13,314	*	%
Dwight D. Churchill(10)	10,217	*	%
Harold J. Meyerman(11)	41,908	*	%
William J. Nutt(12)	229,614	*	%
Tracy P. Palandjian(13)	1,569	*	%
Rita M. Rodriguez(14)	58,783	*	%
Patrick T. Ryan(15)	47,533	*	%
Jide J. Zeitlin(16)	70,033	*	%
Directors and executive officers as a group (13 persons)(17)	1,970,115	3.63%

*
Less than 1%

(1)
The mailing address for each executive officer and director is c/o Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, Massachusetts 01965. In certain cases, voting and investment power of certain shares may be shared by an executive officer with one or more family members who reside in the executive's household.

(2)
In computing the number of shares of common stock beneficially owned by a person, shares of common stock subject to options held by that person that are currently exercisable or that become exercisable within 60 days of March 15, 2013 are deemed outstanding. For purposes of computing the percentage owned, shares of stock subject to options that are currently exercisable or that become exercisable within 60 days of March 15, 2013 are deemed to be outstanding for the holder thereof but are not for the purpose of computing the ownership percentage of any other person. As of March 15, 2013, a total of 52,599,154 shares of common stock were outstanding.

(3)
Information is based on a Schedule 13G filed with the SEC on February 4, 2013 by BlackRock, Inc. as of December 31, 2012. BlackRock, Inc. has sole voting and dispositive power over 3,203,034 shares of common stock. The address of BlackRock, Inc. is listed in such Schedule 13G as 40 East 52nd Street, New York, NY 10022.

(4)
Includes 662,203 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(5)
Includes 357,867 shares of common stock subject to options exercisable within 60 days of March 15, 2013 and 42,516 shares of common stock held by Mr. Dalton's spouse.

(6)
Includes 125,659 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(7)
Includes 25,000 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(8)
Includes 172,362 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(9)
Includes 11,202 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(10)
Includes 8,560 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(11)
Includes 39,711 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(12)
Includes 67,836 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(13)
Includes 1,287 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(14)
Includes 44,131 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(15)
Includes 45,336 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(16)
Includes 67,836 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

(17)
Includes 1,628,990 shares of common stock subject to options exercisable within 60 days of March 15, 2013.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC and NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to the Company copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such reports, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners have been satisfied.

Expenses of Solicitation

        The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation of stockholders at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, telephone or other electronic means by one or more of our employees or by a proxy solicitor. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of common stock.

        The Company has retained Morrow & Co., Inc. for services in connection with the solicitation of proxies for a fee of approximately $6,000.

Stockholder Proposals

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2014 Annual Meeting of Stockholders must be received by us at our principal executive offices on or before January 1, 2014 to be eligible for inclusion in the Proxy Statement and form of proxy card to be distributed by the Board of Directors in connection with such meeting.

        Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2014 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no earlier than February 11, 2014, nor later than March 28, 2014, together with all supporting documentation required by our By-laws.

        As required by our By-laws, a stockholder's proposal nominating a director must be sent to the attention of the Company's Secretary and include: (1) the name, age, business address and residence address of the proposed nominee, (2) the principal occupation or employment of the proposed nominee, (3) the class and number of shares of the Company's capital stock which are beneficially owned by the proposed nominee on the date of such stockholder proposal, and (4) the consent of the proposed nominee to serve as a director if elected. A stockholder's proposal shall further set forth, among other details, information about the beneficial ownership of capital stock by the stockholder making the proposal, such stockholder's name and address, and a description of all arrangements or understandings between such stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder. For more complete information on these requirements, please refer to our By-laws.

Householding of Proxy Statement

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability or this Proxy Statement and the 2012 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement and 2012 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number: Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, Massachusetts 01965, Attention: Investor Relations, (617) 747-3300. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Other Matters

        The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        For those stockholders who receive the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the 2012 Annual Report on Form 10-K are available at www.proxyvote.com. In addition, a copy of the 2012 Annual Report on Form 10-K will be provided without charge upon the written request of any stockholder to Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, Massachusetts 01965, Attention: Investor Relations, and may be found on the Company's website at www.amg.com. The 2012 Annual Report on Form 10-K is not a part of the Company's proxy solicitation materials.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET, BY TELEPHONE OR BY RETURNING A COMPLETED, SIGNED, AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

 Appendix A

Affiliated Managers Group, Inc.

2013 INCENTIVE STOCK AWARD PLAN

1.     DEFINED TERMS

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.     PURPOSE

        The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.     ADMINISTRATION

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

        The Administrator may, in its discretion, delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Stock Units (including Restricted Stock Units) to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. To the extent required by Section 157(c) of the Delaware General Corporation Law, any delegation with respect to the granting of Awards shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan. In the event of any delegation described in this paragraph, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation.

4.     LIMITS ON AWARDS UNDER THE PLAN

        (a)    Number of Shares.    The maximum number of shares of Stock that may be delivered upon satisfaction of Awards under the Plan shall be 2,000,000. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, cancelled or satisfied without the issuance of Stock or otherwise terminated shall be added back to the shares of Stock available for issuance under the Plan. Any shares of Stock withheld by the Company in satisfaction of tax withholding requirements with respect to the Award shall not be added back to the shares of Stock available for issuance under the Plan.

        (b)    Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock shall be issued under the Plan, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (c)    Section 162(m) Limits.    The maximum number of shares of Stock subject to Awards granted to any person other than an Eligible Director in any calendar year will be 200,000 shares and the maximum number of shares of Stock subject to Awards granted to any Eligible Director in any calendar year will be 2,000 shares, with such limits to be construed in a manner consistent with Section 162(m).

5.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those officers, employees and directors (including Independent Directors) and other key persons (including consultants and advisors) of the Company and its Affiliates who are responsible for or contribute to the management, growth or profitability of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible.

6.     RULES APPLICABLE TO AWARDS

        (a)    Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

        (b)    Transferability.    No Awards may be transferred other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in an Award agreement that the Participant may transfer, without consideration for the transfer, an Award to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners; provided, that the transferee (and, as required by the Administrator, the beneficiaries, partners or members of such transferee) agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award agreement.

        (c)    Vesting, etc.    The Administrator may determine the time or times at which an Award will vest, subject to Section 8; provided, that unless expressly provided otherwise, an unvested Award will be forfeited without consideration upon the termination of a Participant's Employment for any reason, including a termination without cause. Without limiting the foregoing, the Administrator may at any time accelerate the vesting of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Notwithstanding the foregoing, in the case of any Award that is subject to the requirements of Section 162(m), "termination of employment" shall mean a separation from service (as determined under the regulations under Section 162(m)).

        (d)   Taxes.

          (1)    Payment by Participant.    Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company's obligation to issue Stock to any Participant under the Plan is subject to and conditioned on tax obligations being satisfied by the Participant.

          (2)    Payment in Stock.    Unless otherwise set forth in an Award agreement, a Participant may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

        (e)    Dividend Equivalents, etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to, or deliverable in satisfaction of, an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A. In addition, a Participant's rights to dividends and dividend equivalents under a Performance Award shall be subject to the requirements of Section 6(g) below to the same extent as such Performance Award.

        (f)    Rights Limited.    Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan, subject to any restrictions on such Shares that are set forth in the applicable Award agreement or under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

        (g)    Section 162(m).    This Section 6(g) applies to any Performance Award granted under the Plan intended to qualify as performance-based for the purposes of Section 162(m). In the case of any Performance Award to which this Section 6(g) applies, the Plan and such Performance Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Performance Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(g) applies may be granted after the first meeting of the stockholders of the Company held in June 2018 until the listed performance measures set forth in the definition of "Performance Criteria" (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.

        (h)    Coordination with Other Plans.    Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. Shares of Stock available for issuance under the Plan may also be used to settle awards made under other compensatory plans or programs of the Company or its Affiliates. For the avoidance of doubt, if an award that (x) is made under another compensatory plan or program of the Company and (y) is intended to qualify for the performance-based compensation exception under Section 162(m) (the "Section 162(m) Exception") is settled with shares of Stock issued hereunder, the eligibility of such award for the Section 162(m) Exception shall be determined by reference to the material terms (including eligibility, performance terms and individual limits) approved by stockholders of the Company under such other compensatory plan or program for purposes of qualifying awards thereunder for the Section 162(m) Exception unless the Administrator expressly designates such award as a Performance Award subject to Section 6(g) herein. For the further avoidance of doubt, all shares delivered under the Plan shall reduce the number of shares of Stock thereafter available under the Plan in accordance with the rules set forth in Section 4(a).

        (i)    Section 409A.    Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Administrator's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A.

        (j)    Certain Requirements of Corporate Law.    Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

        (k)    Trading Policy Restrictions.    Awards under the Plan shall be subject to the Company's Insider Trading Policy and Procedures, as such may be amended and/or restated from time to time.

7.     EFFECT OF CERTAIN TRANSACTIONS

        (a)    Mergers, etc.    Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

          (1)    Assumption or Substitution.    If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

          (2)    Cash-Out of Awards.    If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 7(a)(5) below the Administrator may provide for payment (a "cash-out"), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for "nonqualified deferred compensation" subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

          (3)    Acceleration of Certain Awards.    If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, then subject to Section 7(a)(5) below, the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the delivery of the shares, to participate as a stockholder in the Covered Transaction; provided, that, to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

          (4)    Termination of Awards Upon Consummation of Covered Transaction.    Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

          (5)    Additional Limitations.    Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Restricted Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

        (b)   Changes in and Distributions with Respect to Stock.

          (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limit described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted and any other provision of Awards affected by such change.

          (2)    Certain Other Adjustments.    The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

          (3)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. The shares that may be delivered under such substitute Awards shall be in addition to the limitations set forth in Section 4.

          (4)    Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.     CHANGE OF CONTROL PROVISIONS

        (a)   Except as otherwise provided in an applicable Award agreement, in the event of termination of a Participant's Employment by the Company without Cause (as defined in the applicable Award agreement) or termination of the Participant's Employment by the Participant for Good Reason (as defined in the applicable Award agreement), in either case occurring within the two-year period following a Change of Control (as defined in this Section 8), each then outstanding Award granted under the Plan and held by such Participant shall automatically become fully vested and free of any restrictions on transfer.

        (b)   For purposes of the Plan, "Change of Control" shall mean the occurrence of any one of the following events:

          (1)   any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Affiliates, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Affiliates), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

          (2)   the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation (or other business entity) issuing cash or securities in the consolidation or merger (or of its ultimate parent, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing subsection (1) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing subsection (1).

9.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to delivery of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

10.   AMENDMENT AND TERMINATION

        The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose that may at the time be permitted by law, including for the purpose of satisfying applicable law (including, without limitation, Section 10D of the Exchange Act), and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect materially and adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the grant of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

11.   OTHER COMPENSATION ARRANGEMENTS

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

12.   MISCELLANEOUS

        (a)    Waiver of Jury Trial.    By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

        (b)    Limitation of Liability.    Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

13.   ESTABLISHMENT OF SUB-PLANS

        The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator's discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction, and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

14.   GOVERNING LAW

        Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 13, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

15.   EFFECTIVE DATE OF PLAN

        This Plan is effective when approved by the Company's stockholders.

 EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator":    The Compensation Committee.

        "Affiliate":    Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

        "Award":    Any or a combination of the following:

            (i)  Restricted Stock.

           (ii)  Unrestricted Stock.

          (iii)  Stock Units, including Restricted Stock Units.

          (iv)  Performance Awards.

        "Board":    The Board of Directors of the Company.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Compensation Committee":    Shall mean a committee of not less than two Independent Directors, which may be a subcommittee of the Board. Each member of the Compensation Committee shall be an "outside director" within the meaning of Section 162(m) and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, or any successor definition under said rule.

        "Company":    Affiliated Managers Group, Inc.

        "Covered Transaction":    A consolidation or merger or a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation (or other business entity) or a liquidation of the Company.

        "Economic Earnings per Share":    For any fiscal year shall mean Economic Net Income, calculated on per share basis in a manner consistent with the Company's presentation of such measure in its financial disclosures filed with the Securities and Exchange Commission on Form 10-K for such fiscal year.

        "Economic Net Income":    For any fiscal year shall mean the Company's "economic net income" as defined in, and calculated in a manner consistent with, the Company's presentation of such measure in its financial disclosures filed with the Securities and Exchange Commission on Form 10-K for such fiscal year.

        "Eligible Director":    means a member of the Board who is not employed (other than as a member of the Board) by the Company or by any Affiliate.

        "Employee":    Any person who is employed by the Company or an Affiliate.

        "Employment":    A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of "Affiliate" above, in construing the provisions of any Award relating to the payment of "nonqualified deferred compensation" (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a "separation from service" (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a "separation from service" has occurred. Any such written election shall be deemed a part of the Plan.

        "Exchange Act":    The Securities Exchange Act of 1934, as amended.

        "Independent Director":    A member of the Board who is not also an employee of the Company or any Affiliate and who, if a member of the Compensation Committee, meets the requirements of such membership as set forth under the definition of "Compensation Committee."

        "Participant":    A person who is granted an Award under the Plan.

        "Performance Award":    A grant subject to Performance Criteria. The Compensation Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

        "Performance Criteria":    Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean Economic Net Income or Economic Earnings per Share, in either case, meeting the target level set by the Administrator for a Performance Period. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

        "Performance Period":    A period of at least a full fiscal year of the Company.

        "Plan":    The Affiliated Managers Group, Inc. 2013 Incentive Stock Award Plan as from time to time amended and in effect.

        "Restricted Stock":    Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

        "Restricted Stock Unit":    A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

        "Section 409A":    Section 409A of the Code and the regulations thereunder.

        "Section 162(m)":    Section 162(m) of the Code and the regulations thereunder.

        "Stock":    Common Stock of the Company, par value $0.01 per share.

        "Stock Unit":    An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of such Stock in the future.

        "Unrestricted Stock":    Stock not subject to any restrictions under the terms of the Award.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ! ! ! AFFILIATED MANAGERS GROUP, INC. M59937-P39094 AFFILIATED MANAGERS GROUP, INC. 600 HALE STREET PRIDES CROSSING, MA 01965 1. Election of Directors Nominees: WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet or telephone, you do not need to mail back your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR each of the following proposals: For Against Abstain For Against Abstain 3. To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers. 2. To approve the 2013 Incentive Stock Award Plan. 4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. a. Samuel T. Byrne b. Dwight D. Churchill c. Sean M. Healey d. Harold J. Meyerman e. William J. Nutt f. Tracy P. Palandjian g. Rita M. Rodriguez h. Patrick T. Ryan i. Jide J. Zeitlin

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com. M59938-P39094 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS AFFILIATED MANAGERS GROUP, INC. June 11, 2013 10:00 AM Solicited on behalf of the Board of Directors The undersigned hereby appoints Sean M. Healey and John Kingston, III, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote all of the shares of common stock of Affiliated Managers Group, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments or postponements thereof, and hereby grants each of them full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held on Tuesday, June 11, 2013 at 10:00 a.m., Eastern Time, at the Company’s offices, 600 Hale Street, Prides Crossing, Massachusetts 01965. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2012 Annual Report on Form 10-K. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made on the reverse side of this form, this proxy will be voted “FOR” the election of each of the nominees for director listed in Proposal 1, “FOR” Proposal 2 – approval of the 2013 Incentive Stock Award Plan, “FOR” Proposal 3 – approval of the compensation paid to the Company’s named executive officers and “FOR” Proposal 4 – ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Continued, and to be signed on reverse side

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
Compensation Discussion and Analysis
Executive Compensation Tables
Summary Compensation Table
Grants of Plan-Based Awards in Fiscal Year 2012
Outstanding Equity Awards at 2012 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2012
PROPOSAL 2: APPROVAL OF THE COMPANY'S 2013 INCENTIVE STOCK AWARD PLAN
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
OTHER MATTERS
  Appendix A
Affiliated Managers Group, Inc. 2013 INCENTIVE STOCK AWARD PLAN
EXHIBIT A
Definition of Terms